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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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/ /	Preliminary Proxy Statement
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/ /	Soliciting Material Pursuant to / / 240.14a-11(c) or / / 240.14a-12
TENET HEALTHCARE CORPORATION
(Name of Registrant as Specified In Its Charter)
RICHARD B. SILVER TENET HEALTHCARE CORPORATION 3820 STATE STREET SANTA BARBARA, CALIFORNIA 93105 (805) 563-7000
(Name of Person(s) Filing Proxy Statement)

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TENET HEALTHCARE CORPORATION

Mailing Address:
P.O. Box 31907
3820 State Street	Santa Barbara, California 93130
Santa Barbara, California 93105	(805) 563-7000

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

    to be held on Wednesday, October 10, 2001

August 20, 2001

To our Shareholders:

    The Annual Meeting of Shareholders of Tenet Healthcare Corporation will be held on Wednesday, October 10, 2001, at 9:30 a.m., local time, at the St. Regis Hotel in Los Angeles, California, for the following purposes:

  1.
  To elect three directors for terms of three years each;

  2.
  To approve the Tenet Healthcare Corporation 2001 Stock Incentive Plan;

  3.
  To approve the Tenet Healthcare Corporation 2001 Annual Incentive Plan;

  4.
  To ratify the selection of KPMG LLP as independent auditors for the fiscal year ending May 31, 2002; and

  5.
  To transact such other business as properly may come before the meeting.

    Only shareholders of record at the close of business on August 10, 2001 (the record date) will be entitled to vote at the meeting and any adjournments thereof.

    It is important that your shares be represented and voted at the Annual Meeting. Please vote in one of these ways: (1) USE THE TOLL-FREE TELEPHONE NUMBER shown on the proxy card; (2) VISIT THE WEB SITE noted on your proxy card to vote on the Internet; or (3) MARK, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD. This will ensure that your shares are voted in accordance with your wishes and that a quorum will be present. You are cordially invited to attend the meeting and you may vote in person at the meeting even though you have voted in another manner.

RICHARD B. SILVER Secretary

PROXY STATEMENT

General Information
August 20, 2001

    Your proxy is solicited by the Board of Directors (the "Board") of Tenet Healthcare Corporation ("Tenet" or the "Company") for use at the Annual Meeting of Shareholders ("Annual Meeting") to be held on Wednesday, October 10, 2001, and any adjournments thereof, for the purposes set forth in the foregoing Notice of Annual Meeting of Shareholders. This Proxy Statement and the accompanying proxy are being mailed on or about August 20, 2001.

    You may vote by calling the toll-free telephone number noted on your proxy card. Telephone voting is available 24 hours a day and will be accessible until 7:30 a.m. (PST) on October 10, 2001. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded. You also may choose to vote on the Internet. The web site for Internet voting is listed on your proxy card. Internet voting also is available 24 hours a day and will be accessible until 7:30 a.m. (PST) on October 10, 2001. As with telephone voting, you may confirm that your instructions have been properly recorded. If you choose to vote by mail, please mark your proxy, date and sign it and promptly return it in the postage-paid envelope provided.

    If your proxy is properly executed, the shares it represents will be voted at the meeting in accordance with your instructions. If no direction is indicated, the proxy will be voted in accordance with the Board's recommendations as set forth herein. Any shareholder executing a proxy has the power to revoke it at any time before it is voted. Any proxy may be revoked at any time prior to its exercise by filing with the Secretary of the Company a written notice of revocation, by delivering a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. The Board knows of no unspecified matters to be voted upon at the Annual Meeting.

    Only shareholders of record at the close of business on August 10, 2001 are entitled to receive notice of, and vote at, the Annual Meeting. On August 10, 2001, Tenet had outstanding 326,011,695 shares of common stock, each of which is entitled to one vote. The presence, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on such date is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker nonvotes will be counted for purposes of determining the presence or absence of a quorum, but will not be counted as votes cast except as indicated under Items 2 and 3.

    The cost of solicitation of proxies by the Board will be borne by the Company. The Company has engaged Georgeson Shareholder Communications Inc. ("Georgeson") to assist in the solicitation of proxies for the meeting. The Company will pay Georgeson $14,000 in fees for its proxy solicitation services and will reimburse it for its reasonable out-of-pocket expenses. In addition to solicitation by mail and by Georgeson, proxies may be solicited by directors, executive officers and employees of the Company personally or by telephone or telegram. Forms of proxy material also may be distributed through brokers, custodians and other like parties to the beneficial owners of the Company's common stock, and the Company may reimburse such parties for their reasonable out-of-pocket and clerical expenses incurred in connection therewith.

1. DIRECTORS AND NOMINEES

Jeffrey C. Barbakow
Chairman and Chief Executive Officer
Chair of Executive Committee
Age: 57

    Mr. Barbakow has been Chairman and Chief Executive Officer of the Company since June 1993. Prior to joining the Company, Mr. Barbakow served as a Managing Director of Donaldson, Lufkin & Jenrette Securities Corporation from September 1991 through May 1993. From 1988 until 1991, Mr. Barbakow served as Chairman, President and Chief Executive Officer of MGM/UA Communications, Inc. Prior to 1988, Mr. Barbakow served as a Managing Director of Merrill Lynch Capital Markets and an executive officer of several Merrill Lynch affiliates. In addition, Mr. Barbakow served as a director of MGM Grand, Inc. from November 1988 through May 1993. Mr. Barbakow has been a director since 1990. His current term as a director expires at the 2003 Annual Meeting.

Lawrence Biondi, S.J.
Director
Chair of Ethics, Quality and Compliance Committee
Member of Audit Committee and Nominating Committee
Age: 62

    Father Biondi, a Jesuit priest, linguist and educator, has been President of Saint Louis University in Missouri since July 1987. From 1980 to 1987, Fr. Biondi was dean of the College of Arts & Sciences at Loyola University of Chicago, where he served on the faculty of modern languages since 1968. Fr. Biondi, who holds six degrees, is a widely published author in the field of sociolinguistics, in which he has analyzed issues in bilingual-bicultural education, patient-doctor communication and ethnicity. He is a former consultant on ethnicity for the City of Chicago. He sits on the boards of the Association of Jesuit Colleges and Universities; the Joint Commission on Accreditation of Healthcare Organizations; Boys Hope/Girls Hope, St. Louis; Civic Progress, St. Louis; Conference USA; Grand Center, St. Louis; Missouri Botanical Garden; Saint Louis University; St. Louis Art Museum; St. Louis Regional Commerce and Growth Association; St. Louis Symphony; and St. Louis Zoo. Fr. Biondi has been a director since 1998. His current term as a director expires at the 2003 Annual Meeting.

Bernice B. Bratter
Director
Chair of Compensation Committee
Member of Executive Committee and Nominating Committee
Age: 63

    Ms. Bratter, a licensed Marriage and Family Therapist, served as the President of the Los Angeles Women's Foundation, a public foundation dedicated to reshaping the status of women and girls in Southern California, from October 1996 through May 2000. Ms. Bratter served as Executive Director of the Center for Healthy Aging, formerly known as Senior Health and Peer Counseling, a nonprofit health care organization located in Santa Monica, California, from 1980 through her retirement from that position in March 1995. From March 1995 through September 1996, she lectured and served as a consultant in the fields of not-for-profit corporations and issues related to health care and aging. In 1981, Ms. Bratter was a gubernatorial appointee to the White House Conference on Aging as an observer. She is the recipient of numerous awards and commendations including the YWCA Woman of the Year Award, the Senior Health and Peer Counseling's Community Leader Award and other county, state and federal commendations. In 1991, Ms. Bratter was presented with an Honorary Doctor of Laws degree by Pepperdine University. Ms. Bratter has been a director since 1990. Her current term as a director expires at the 2002 Annual Meeting.

Sanford Cloud, Jr.
Director
Chair of Corporate Governance Committee
Member of Ethics, Quality and Compliance Committee
and Pension Committee
Age: 56

    Mr. Cloud has been President and Chief Executive Officer of The National Conference for Community and Justice (formerly the National Conference of Christians and Jews) since 1994. Prior to that time, Mr. Cloud was a partner in the law firm of Robinson & Cole in Hartford, Connecticut. Throughout most of the 1980s, Mr. Cloud worked for Aetna Inc., as Vice President of Corporate Public Involvement and Executive Director of the Aetna Foundation. Mr. Cloud is a former two-term Connecticut State Senator. Currently, Mr. Cloud serves on the board of directors of Northeast Utilities and The Phoenix Companies. He also serves as Chairman of the Board of Ironbridge Mezzanine Fund, L.P. He is a graduate of Howard University and Howard University Law School and holds an M.A. in Religious Studies from the Hartford Seminary. Mr. Cloud has been a director since 1998. His current term as a director expires at this year's Annual Meeting.

Maurice J. DeWald
Director
Chair of Audit Committee
Member of Executive Committee, Compensation Committee
and Corporate Governance Committee
Age: 61

    Mr. DeWald is Chairman of Verity Financial Group, Inc., a private investment firm that he founded in 1992. From 1962 through 1991 Mr. DeWald was with KPMG LLP, formerly KPMG Peat Marwick LLP, where he served at various times as a Director and as the Managing Partner of the Chicago, Orange County and Los Angeles offices. Mr. DeWald also was a founder of the firm's High Technology Industry Group. Mr. DeWald is a director of Dai-Ichi Kangyo Bank of California, Advanced Materials Group, Inc., and ARV Assisted Living, Inc. He also sits on the Advisory Board of the Orange County Community Foundation and the Advisory Council of the University of Notre Dame School of Business. Mr. DeWald is a past Chairman and Director of United Way of Greater Los Angeles. He is a graduate of the University of Notre Dame. Mr. DeWald has been a director since 1991. His current term as a director expires at this year's Annual Meeting.

Michael H. Focht, Sr.
Director
Member Ethics, Quality and Compliance Committee
and Corporate Governance Committee
Age: 58

    Mr. Focht retired as President and Chief Operating Officer of the Company effective May 31, 1999. Mr. Focht was elected by the Board to serve as Chief Operating Officer of the Company effective April 8, 1993, and to serve in the additional position of President effective July 28, 1993. Mr. Focht served as Senior Executive Vice President, Operations, of the Company from 1991, and President and Chief Executive Officer of the Company's General Hospital Division from 1986. Mr. Focht serves on the board of directors of The Rehabilitation Institute at Santa Barbara. Mr. Focht joined the Company in 1978 and has served as a director since 1990. His current term as a director expires at the 2002 Annual Meeting.

Van B. Honeycutt
Director
Member of Audit Committee, Pension Committee
and Corporate Governance Committee
Age: 56

    Mr. Honeycutt is Chairman and Chief Executive Officer of Computer Sciences Corporation ("CSC"), a publicly-traded company that is a leading provider of consulting, system integration and outsourcing services to industries and governments worldwide. Mr. Honeycutt was appointed President of CSC in 1993 and Chief Executive Officer in 1995. Prior to his appointment as Chief Executive Officer of CSC, Mr. Honeycutt was Chief Operating Officer. Mr. Honeycutt sits on the board of directors of Beckman Coulter, Inc. Mr. Honeycutt is a graduate of Franklin University and Stanford University's Executive Graduate Program. Mr. Honeycutt has been a director since 1999. His current term as a director expires at the 2003 Annual Meeting.

J. Robert Kerrey
Director
Member of Ethics, Quality and Compliance Committee and Nominating Committee
Age: 58

    Mr. Kerrey has been President of New School University in New York City since January 2001. Prior to becoming President of New School University, Mr. Kerrey served as a U.S. Senator from the State of Nebraska from 1989 to 2000. Prior to his election to the U.S. Senate, Mr. Kerrey was Governor of the State of Nebraska from 1982 to 1987. Prior to his entering public service, Mr. Kerrey founded and operated a chain of restaurants and health clubs. Mr. Kerrey sits on the boards of directors of infoUSA, Inc., class.com, Inc. and the Concord Coalition. He also sits on the Board of Trustees of The Aerospace Corporation. Mr. Kerrey holds a degree in Pharmacy from the University of Nebraska. Mr. Kerrey has been a director since March 2001. His current term as a director expires at this year's Annual Meeting.

Lester B. Korn
Director
Chair of Pension Committee
Member of Executive Committee and Compensation Committee
Age: 65

    Mr. Korn is Chairman and Chief Executive Officer of Korn Tuttle Capital Group, a diversified holding company based in Los Angeles, California. Mr. Korn served as the Chairman of Korn/Ferry International, an executive search firm that he founded, from 1969 until May 1991, when he retired and became Chairman Emeritus. From 1987 to 1988, he served as the United States Ambassador to the United Nations Economic and Social Council. During 1996, Mr. Korn was a member of the United States Presidential Delegation to observe the elections in Bosnia. He is a director of ConAm Properties, Ltd., the Performing Arts Center of Los Angeles County, the RAND Center for Russian and Eurasian Studies and the Council of American Ambassadors. Mr. Korn is a member of the American Business Conference and a member of the Board of Trustees of the UCLA Foundation. He received a B.S. and a M.B.A. from UCLA. Mr. Korn has been a director since 1993. His current term as a director expires at the 2002 Annual Meeting.

Floyd D. Loop, M.D.
Director
Member of Audit Committee and Pension Committee
Age: 64

    Dr. Loop has been Chief Executive Officer and Chairman of The Board of Governors of The Cleveland Clinic Foundation since 1990. A graduate of Purdue University, he received his medical degree from George Washington University. He practiced cardiothoracic surgery for 30 years and headed the Department of Thoracic and Cardiovascular Surgery at The Cleveland Clinic from 1975 to 1989. Dr. Loop has authored more than 350 clinical research papers, chaired the Residency Review Committee for Thoracic Surgery and serves on the American Board of Thoracic Surgery. In 1999, he was appointed to the Medicare Payment Advisory Commission. Dr. Loop has been a director since 1999. His current term as a director expires at the 2002 Annual Meeting.

Directors by Class

Class 1 (term expires at the 2001 Annual Meeting of Shareholders)

Sanford Cloud, Jr.
Maurice J. DeWald
J. Robert Kerrey

Class 2 (term expires at the 2002 Annual Meeting of Shareholders)

Bernice B. Bratter
Michael H. Focht, Sr.
Lester B. Korn
Floyd D. Loop, M.D.

Class 3 (term expires at the 2003 Annual Meeting of Shareholders)

Jeffrey C. Barbakow
Lawrence Biondi, S.J.
Van B. Honeycutt

Nominees and Voting

    In March 2001, the size of the Board was increased from 10 to 11 directors and the Board elected J. Robert Kerrey to the Board as a Class 1 director. In keeping with the Board's retirement policy, one incumbent member of the Board, Raymond A. Hay, retired from the Board on July 25, 2001. Mr. Hay joined the Company's Board in 1985. The Company has benefited greatly from his service on the Board and thanks him for his dedicated service. On July 25, 2001, the Board reduced the size of the Board from 11 to 10 directors.

    On July 24, 2001, the Nominating Committee met and recommended that the Board nominate each of Messrs. Cloud, DeWald and Kerrey to serve a three-year term as a director until the 2004 Annual Meeting. On July 25, 2001, after considering the Nominating Committee's actions, the Board nominated each of the directors recommended by the Nominating Committee to serve a three-year term as a director.

    Directors are divided into three classes and serve for three-year overlapping terms. Following the election of the three Class 1 directors at this year's Annual Meeting, there will be three Class 1 directors, four Class 2 directors and three Class 3 directors. The terms of the Class 2 and Class 3 directors do not expire until 2002 and 2003, respectively. Directors are to be elected by a plurality of the votes cast and votes may not be cumulated.

    The shares represented by proxies solicited by the Board will be voted, unless otherwise directed, for Messrs. Cloud, DeWald and Kerrey. The Board believes each of its nominees will be able and willing to serve if elected. If any named nominee becomes unavailable, the Board's proxies will be voted for the remaining nominees and for such other person as the Board may recommend.

Shareholder Approval

    The three nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them shall be elected as directors. Votes withheld from any nominee and broker nonvotes are counted for purposes of determining the presence or absence of a quorum but otherwise have no legal effect in the election of directors. Unless marked to the contrary, proxies solicited by the Board will be voted FOR the election of each nominee of the Board at the Annual Meeting.

    The Board of Directors recommends that shareholders vote FOR its nominees for Directors.

STOCK OWNERSHIP

    As of August 10, 2001, ownership of common stock by all directors, all nominees, each of the named executive officers (as defined herein on page 17) and all of the Company's executive officers and directors as a group (14 persons) was as follows:

	Shares Beneficially Owned(1)
					Options Exercisable Prior to October 19, 2001
	Shares of Common Stock								Percent of Class(2)
Name
	Tenet		Broadlane(3)		Tenet		Broadlane		Tenet	Broadlane
Jeffrey C. Barbakow	1,113,024	(4)	854,595		4,998,000		-0-		1.87%	2.5%
Lawrence Biondi, S.J.	564	(5)	-0-		39,054		-0-
Bernice B. Bratter	11,000		-0-		36,554		-0-
Sanford Cloud, Jr.	640	(6)	-0-		39,054		-0-
David L. Dennis	41,702		50,000	(7)	150,000		-0-
Maurice J. DeWald	10,570		-0-		59,054		-0-
Michael H. Focht, Sr.	10,000		100,000		450,000		-0-
Van B. Honeycutt	186	(8)	-0-		10,000		-0-
J. Robert Kerrey	364	(9)	-0-		20,000		-0-
Lester B. Korn	22,700		-0-		10,000		-0-
Floyd D. Loop, M.D.	489	(10)	-0-		39,054		-0-
Thomas B. Mackey	10,297		226,194		626,666		-0-
Raymond L. Mathiasen	38,546	(11)	100,000		351,466	(11)	-0-
Christi R. Sulzbach	7,998		61,400		21,667		9,770	(12)
Executive officers and directors as a group (14 persons)	1,268,080		1,392,189		6,850,569		9,770

(1)
Except as indicated, each individual named has sole control as to investment and voting power with respect to the securities owned.
(2)
Except as indicated, no executive officer or director beneficially owned, including options exercisable prior to October 19, 2001, more than one percent of the outstanding shares of common stock of the Company and/or Broadlane, Inc. ("Broadlane"). Broadlane offers group purchasing, procurement strategy, outsourcing and e-commerce services to the health care industry. At May 31, 2001, the Company owned 67.3 percent of Broadlane.

(3)
The shares listed in this column are shares of Broadlane common stock purchased by the individuals indicated. In January 2000, Broadlane offered shares of its common stock to approximately 434 Tenet employees, including the individuals indicated above. The shares were offered at $1.45 per share, which the Company believes was the fair market value of such shares on that date.
(4)
Includes 12,180 shares held by Mr. Barbakow's sons and 1,093,400 shares held in trust.
(5)
Includes 364 stock units credited to Fr. Biond's account under the Company's 2001 Deferred Compensation Plan ("DCP"). (See page 14).
(6)
Includes 140 stock units credited to Mr. Cloud's account under the DCP.
(7)
Mr. Dennis acquired these Broadlane shares from the Company on April 3, 2000, at a purchase price of $5.71 per share, which the Company believes was the fair market value of such shares on that date.
(8)
These are stock units credited to Mr. Honeycutt's account under the DCP.
(9)
These are stock units credited to Mr. Kerrey's account under the DCP.
(10)
Includes 389 stock units credited to Dr. Loop's account under the DCP.
(11)
These shares and options are held in trust.
(12)
These options were granted to Ms. Sulzbach on January 11, 2000, pursuant to the Broadlane, Inc. 2000 Senior Executive Stock Incentive Plan. A total of 48,850 options were granted to Ms. Sulzbach. The options are fully vested, but become exercisable (a) in equal installments on each of the first through fifth anniversaries of the date of grant, and (b) upon the initial public offering, if any, of Broadlane common stock.

The Board of Directors and Committees of the Board

    The Board met seven times during the fiscal year ended May 31, 2001. All directors except for Mr. Kerrey, who did not join the Board until March 2001, participated in at least 75 percent of the aggregate of meetings of the Board and the committees on which he/she served, during the period he/she served as a director. Messrs. Barbakow and Focht are considered employee directors for purposes of the following discussion. Mr. Focht is considered an employee director because he served as the Company's President and Chief Operating Officer through May 31, 1999, and is still receiving payments under the terms of a Consulting Agreement. See "Related Party Transactions." All of the other directors are nonemployee directors.

    During fiscal 2001, the Company's Executive Committee consisted of directors Barbakow (Chair), Bratter, DeWald and Korn. The Executive Committee, which did not meet during fiscal 2001 but acted by unanimous written consent six times, may exercise all of the powers of the Board in the management of the business and affairs of the Company when the Board is not in session, but may not fill vacancies on the Board, change the membership of, or fill vacancies in, any committee of the Board, adopt, amend or repeal the bylaws or declare dividends.

    During fiscal 2001, the Company's Audit Committee consisted of directors DeWald (Chair), Biondi, Hay, Honeycutt and Loop. The Audit Committee's primary duties are to monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting and legal compliance, to monitor the independence and performance of the Company's outside auditors and internal audit services department, and to provide an avenue of communication among the outside auditors, management, the internal audit services department and the Board. None of the members of the Audit Committee may be officers or employees of the Company. The Audit Committee met six times during fiscal 2001.

    During fiscal 2001, the Company's Compensation Committee consisted of directors Bratter (Chair), DeWald and Korn. The Compensation Committee has the authority to establish a general compensation policy for the Company and has responsibility for the compensation paid to the Company's directors and executive officers. The Compensation Committee directly or indirectly administers all of the Company's employee benefit plans (except those for which the Pension Committee is responsible as discussed below), including stock incentive plans, long-term incentive plans, annual incentive plans, deferred compensation plans, nonqualified retirement plans, stock purchase plans and medical, dental and insurance plans. In connection therewith, the Compensation Committee determines (subject to the provisions of the Company's plans) the directors, officers and employees of the Company eligible to participate in any of the plans, the extent of such participation and the terms and conditions under which benefits may be vested, received or exercised. None of the members of the Compensation Committee may be officers or employees of the Company. The Compensation Committee met seven times and acted once by unanimous written consent in fiscal 2001.

    During fiscal 2001, the Company's Ethics, Quality and Compliance Committee (the "Ethics Committee") consisted of directors Biondi (Chair), Cloud, Focht, Hay and Kerrey. The purpose of the Ethics Committee is to provide oversight of the Company's Compliance, Ethics and Quality programs. Such oversight allows the Ethics Committee to recommend to the Board actions that may be necessary or desirable to the Company's efforts to deliver healthcare services in accordance with all applicable laws and regulations. The Ethics Committee also presents to the Board measures designed to enhance the Company's ethics program and its provision of quality medical care. The Ethics Committee met five times in fiscal 2001.

    During fiscal 2001, the Company's Nominating Committee consisted of directors Hay (Chair), Barbakow, Biondi, Bratter and Kerrey. Mr. Barbakow became an ex officio member of the Nominating Committee effective December 2000. The Nominating Committee, which is responsible for making recommendations to the Board regarding the qualifications of candidates for the Board, nominees to fill vacancies on the Board and Board committees, the director selection process, the tenure of Board members and the size, composition and committee structure of the Board, met three times in fiscal 2001.

    During fiscal 2001, the Pension Committee consisted of directors Korn (Chair), Cloud, Honeycutt and Loop. The Pension Committee is responsible for approving investment policies for the Company's qualified pension plans, reviewing actuarial information concerning the plans, monitoring the Company's 401(k) retirement savings plans (the "401(k) Plans"), approving material changes to the 401(k) Plans, approving any new qualified investment or savings plans (other than stock plans) proposed by the Company and monitoring such plans. The Pension Committee met three times and acted once by unanimous written consent in fiscal 2001.

    During fiscal 2001, the Corporate Governance Committee consisted of directors Cloud (Chair), DeWald, Focht, Hay and Honeycutt. The Corporate Governance Committee is responsible for identifying and evaluating existing and potential corporate governance issues relevant to the Company and making recommendations to the Board concerning proposals submitted by shareholders. The Corporate Governance Committee met four times in fiscal 2001.

AUDIT COMMITTEE REPORT

    The Audit Committee (the "Committee") is made up of the following members: Maurice J. DeWald (Chair), Lawrence Biondi, S.J., Raymond A. Hay (through July 25, 2001), Floyd D. Loop, M.D., and Van B. Honeycutt. The Committee operates pursuant to a charter. The adequacy of the charter is evaluated annually and the Board most recently re-approved the charter on May 23, 2001. In accordance with the charter, all of the members of the Committee are independent (as defined in the rules of the New York Stock Exchange) and financially literate and at least one member of the Committee has accounting or related financial management expertise.

    The Committee, on behalf of the Board, oversees the Company's financial reporting process. In fulfilling its oversight responsibilities, the Committee reviewed with management each fiscal 2001 Form 10-Q quarterly filing, as well as the audited consolidated financial statements and the footnotes thereto in the Company's fiscal year 2001 Annual Report to Shareholders incorporated by reference in the Form 10-K for the fiscal year ended May 31, 2001 (the "Form 10-K"), before the Forms 10-Q and 10-K were filed with the Securities and Exchange Commission (the "SEC"). The Committee also discussed with management the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements prior to the respective Forms 10-Q and 10-K being filed with the SEC.

    The Company's independent auditors are responsible for expressing an opinion on the conformity of the Company's audited consolidated financial statements to generally accepted accounting principles. The Committee reviewed and discussed with the independent auditors their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed by the Committee with the Company's independent auditors under auditing standards generally accepted in the United States, including the matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit Committees) and Statement of Auditing Standards No. 90 (Audit Committee Communications). The Company's independent auditors have expressed an opinion in their Independent Auditors' Report that the Company's audited consolidated financial statements conform to accounting principles generally accepted in the United States.

    The Committee discussed with the independent auditors the independent auditors' independence from management and the Company, and received the written disclosures from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). In concluding that the independent auditors are independent, the Audit Committee considered, among other factors, whether the nonaudit services provided by the independent auditors (as described below) were compatible with their independence.

    The Committee discussed with the Company's internal and independent auditors the overall scopes and plans for their respective audits. The Committee met separately with both the internal and independent auditors to discuss the results of their audits, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting.

    In reliance on the reviews and discussions referred to above, the Committee recommended to the Board that the audited consolidated financial statements be incorporated by reference in the Form 10-K and filed with the SEC. The Committee also recommended that the Board select KPMG LLP to serve as the Company's independent auditors for fiscal 2002.

Members of the Audit Committee

Maurice J. DeWald, Chair
Lawrence Biondi, S.J.
Raymond A. Hay
Van B. Honeycutt
Floyd D. Loop, M.D.

Fees Paid To Independent Auditors

    During fiscal year 2001, the Company retained its independent auditors, KPMG LLP, to provide services in the following categories, for which KPMG earned the amounts set forth below:

Audit Fees	$2,597,000	(1)
Financial Information Systems Design and Implementation Fees	$0
All Other Fees	$847,000	(2)

(1)
Includes $965,000 for the audit of the Company's consolidated financial statements and related quarterly reviews and $1,632,000 for the audits of financial statements of certain of the Company's subsidiaries and related partnerships.
(2)
Consists primarily of fees and expenses related to tax services, actuarial assistance, assistance with due diligence related to acquisitions and advisory services with respect to third-party reimbursement.

Director Compensation

    During the fiscal year ended May 31, 2001, directors Biondi, Bratter, Cloud, DeWald, Hay, Honeycutt, Kerrey, Korn and Loop, Tenet's nonemployee directors during fiscal 2001, each received an annual retainer of $65,000 (with Mr. Kerrey receiving a prorated portion of the annual retainer because he served as a director for only part of fiscal year 2001), together with $1,500 per Board meeting and $1,200 per committee meeting attended. Each nonemployee director serving as the Chair of a committee received an annual fee of $6,000. Directors also were reimbursed for travel expenses and other out-of-pocket costs incurred while attending meetings.

  1994 Directors Stock Option Plan

    The Company believes that its Second Amended and Restated 1994 Directors Stock Option Plan, (the "DSOP") promotes the interests of the Company and its shareholders by strengthening the Company's ability to attract, motivate and retain directors of training, experience and ability, and by encouraging the highest level of directors' performance by providing directors with a proprietary interest in the Company's financial success and growth.

    The DSOP is administered by the Compensation Committee, which is composed of nonemployee directors who are eligible to participate in the DSOP. Only nonemployee directors of the Company are eligible to participate in the DSOP. Such nonemployee directors are not eligible to receive new awards under the Company's 1991 Stock Incentive Plan or the 1995 Stock Incentive Plan, which plans are for employees. Under the terms of the DSOP, each nonemployee director receives an automatic grant, on the last Thursday of October of each year, of options to purchase the greater of (x) 10,000 shares of common stock and (y) the number of shares of common stock determined by dividing (i) the product of four times the then-existing annual retainer fee, by (ii) the closing price of the common stock on the New York Stock Exchange on the date of grant. Each option grant, which vests immediately upon grant and has a 10-year term, permits the holder to purchase shares at their fair market value on the date of grant, which was $38.38 in the case of options granted in fiscal year 2001. In addition, newly elected nonemployee directors are granted options to acquire two times the greater of (x) 10,000 shares of common stock and (y) the number of shares of common stock determined by dividing (i) the product of four times the then-existing annual retainer fee, by (ii) the closing price of the common stock on the New York Stock Exchange on the date of grant.

    If a nonemployee director is terminated other than for cause (as determined solely by the Company), or if a director is nominated but not reelected by the shareholders, then the option will expire one year after the date of termination or such election unless during such one-year period the nonemployee director dies or becomes permanently and totally disabled, in which case the option will expire one year from the date of death or permanent and total disability. If the nonemployee director retires at the Company's normal retirement age or earlier with the consent of the Compensation Committee, then the option will expire five years after the date of retirement, unless during such five-year period the nonemployee director dies or becomes permanently and totally disabled, in which case the option will expire upon the later of five years after retirement or one year after the date of death or permanent and total disability. If the nonemployee director dies or becomes permanently and totally disabled while serving as a nonemployee director, then the option will expire five years after the date of death or permanent and total disability. Notwithstanding anything above to the contrary, the maximum term of an option is 10 years from the date of grant.

    In the event of any future change in the capitalization of the Company, such as a stock dividend or stock split, the Compensation Committee may make an appropriate and proportionate adjustment to the numbers of shares subject to then-outstanding awards, as well as to the maximum number of shares available for future awards.

    The DSOP also provides for all awards then outstanding under the DSOP to fully vest without restrictions in the event of certain conditions, including a dissolution or liquidation of the Company, a reorganization, merger or consolidation of the Company as a result of which Tenet is not the surviving corporation, or upon the sale of all or substantially all of the assets of the Company, unless provisions are made in connection with such transaction for the continuance of the DSOP with adjustments appropriate to the circumstances.

    In addition, upon the occurrence of a "Change of Control" of the Company or in the event that any Person makes a filing with respect to the Company under Sections 13(d) or 14(d) of the Exchange Act, all options then outstanding under the Plan will be fully vested.

    For purposes of the DSOP the following terms have the following meanings:

      (A) A "Change in Control" of the Company shall have occurred when a Person, alone or together with its Affiliates and Associates, becomes the beneficial owner of 20 percent or more of the general voting power of the Company.

      (B) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

      (C) "Person" shall mean an individual, firm, corporation or other entity or any successor to such entity, but "Person" shall not include the Company, any subsidiary of the Company, any employee benefit plan or employee stock plan of the Company, or any Person organized, appointed, established or holding Voting Stock by, for or pursuant to the terms of such a plan or any Person who acquires 20 percent or more of the general voting power of the Company in a transaction or series of transactions approved prior to such transaction or series of transactions by the Board.

      (D) "Voting Stock" shall mean shares of the Company's capital stock having general voting power, with "voting power" meaning the power under ordinary circumstances (and not merely upon the happening of a contingency) to vote in the election of directors.

    The proposed Tenet Healthcare Corporation 2001 Stock Incentive Plan, which is subject to shareholder approval at this year's Annual Meeting, provides for grants of stock options to directors. If it is approved by the shareholders, the DSOP will be terminated and no new grants will be made under the DSOP. Please see Item 2.

  Stock Ownership Guidelines

    In January 2001, the Board adopted a stock ownership guideline that encourages all directors to own shares of the Company's stock with a value equal to three times the annual retainer by the end of fiscal year 2004.

  Deferred Compensation Plan

    Under the DCP, directors may defer all or a portion of their retainers, meeting fees and committee fees. Directors who elect to defer all or a portion of their compensation may request the following types of investment crediting rates to be applied to their deferred compensation: an annual rate of interest equal to one percent below the prime rate of interest; a rate of return based on one or more benchmark mutual funds; and/or a rate of return based on the performance of the price of the Company's stock, designated as "Stock Units," which are payable in the Company's stock. Compensation deferred by a director is distributed upon termination of service either in a lump sum or in equal monthly installments.

    In order to encourage directors to increase their ownership of the Company's stock, the DCP was amended in fiscal year 2001 to permit the Company to make a contribution to the deferred compensation accounts of directors who request that their deferred compensation be invested in Stock Units. On each date on which a director's deferred compensation is invested in Stock Units, the Company will make a contribution in an amount equal to 15 percent of the amount of the director's deferral. The Company's contribution also will be invested in Stock Units. During fiscal year 2001, Mr. Cloud elected to defer a portion of his compensation and requested that a portion of his deferred compensation be invested in Stock Units. The dollar value of the Company's contribution to Mr. Cloud's account under the DCP during fiscal year 2001 was $599.75.

    The Company established a trust (the "DCP Trust") for the purpose of securing the Company's obligations to make distributions under its deferred compensation plans. The DCP Trust is a "rabbi trust" and was initially funded with 500,000 shares of the Company's common stock. In fiscal 1997, 250,000 shares of the Company's common stock were contributed to the DCP Trust, and in fiscal 2001, an additional 1,500,000 shares of the Company's common stock were contributed to the DCP Trust. The DCP Trust will make payments required to be made to participants (or their beneficiaries) in the Company's deferred compensation plans in the event that the Company fails to make such payments for any reason other than the insolvency of the Company. In the event of the insolvency of the Company, the assets of the DCP Trust will be subject to the claims of general creditors of the Company. In the event of a Change of Control (as defined below) of the Company, the Company is required to fund the DCP Trust in an amount that is sufficient, together with all assets then held by the DCP Trust, to pay each participant (or beneficiary) in the deferred compensation plans, on a pretax basis, the benefits to which the participant (or the beneficiary) would be entitled pursuant to the terms of the deferred compensation plans as of the date on which the Change of Control occurred.

    Under the Company's deferred compensation plans, a Change of Control is deemed to have occurred if either (i) any person becomes the beneficial owner, directly or indirectly, of 20 percent or more of the Company's common stock, or (ii) individuals who, as of August 1, 2000, constitute the Board (the "Incumbent Board") cease for any reason to constitute the majority of the Board, provided that any individual who becomes a director of the Company subsequent to August 1, 2000, whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of directors then comprising the Incumbent Board shall be deemed to have been a member of the Incumbent Board, and no individual who is elected initially (after August 1, 2000) as a director as a result of an actual or threatened election contest or proxy solicitation by or on behalf of any person other than the Incumbent Board shall be deemed to have been a member of the Incumbent Board.

Directors Retirement Plan

    Tenet has a Board of Directors Retirement Plan (the "Directors Retirement Plan") for nonemployee directors who were directors on or before October 6, 1999. During fiscal 2001, all of Tenet's nonemployee directors, except Messrs. Honeycutt and Kerrey who joined the Board after October 6, 1999, and therefore are not eligible to participate in the Directors Retirement Plan, participated in the Directors Retirement Plan.

    Under the Directors Retirement Plan, the Company is obligated to pay to a participating nonemployee director an annual normal retirement benefit for a maximum period of 10 years upon the director's retirement. The retirement benefit is based on years of service to the Company as a nonemployee director. The director's interest in the retirement benefit becomes partially vested after five years of service as a nonemployee director and fully vested after 10 years of service as a nonemployee director. The Directors Retirement Plan was amended in fiscal year 1999 to permit participants to elect to receive the retirement benefits in the form of a joint and survivor annuity, and to permit the participant and his/her surviving spouse to designate a beneficiary as the recipient of the joint and survivor annuity in the event both should die before all payments have been made. The present value of the joint and survivor annuity will be actuarially equivalent to the present value of the payments that would be made over the 10-year period referred to above. The annual retirement benefit is equal to the lesser of (i) the directors' Final Annual Board Retainer (as defined below), and (ii) $25,000, increased by a compounded rate of six percent per year from 1985 to the directors' termination of service. The retirement benefits are paid monthly. "Final Annual Board Retainer" is defined under the Directors Retirement Plan as the annual retainer paid to the director for service on Tenet's Board (excluding fees paid for individual Board or committee meetings or for serving as a committee chair) at the time of the termination of the directors' service on the Board.

    Normal retirement benefits, with certain adjustments, are paid to participants whose services are terminated for any reason other than death prior to normal retirement, so long as the participant has completed at least five years of service. In the event of the death of any participant, before or after retirement, the normal retirement benefit will be paid to his/her surviving spouse, eligible children under the age of 21 or the designated beneficiary discussed above. In the event of a "Change of Control" (as defined below) of Tenet followed by a participant's termination as a director of Tenet or a participant's failure to be reelected as a director upon the expiration of his/her term in office, participants under the Directors Retirement Plan will be deemed fully vested without regard to years of service and shall be entitled to receive full normal retirement benefits.

    A "Change of Control" is deemed to have occurred under the Directors Retirement Plan if (i) any person (as defined in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended, the "Exchange Act") is or becomes the beneficial owner directly or indirectly of 30 percent or more of the combined voting power of the Company's then outstanding securities, or (ii) during any two-year period, individuals who at the beginning of such period constitute the Company's Board cease for any reason other than death or disability to constitute at least a majority of the Board.

    The Directors Retirement Plan was amended in fiscal year 1994 to permit participation by former employees who are directors, with years of service measured from the date on which the director's employment with the Company terminates.

Directors Life Insurance Program

    The Company provides a Directors Life Insurance Program (the "Program") for all directors who were directors on or before October 6, 1999, and have elected to participate in the Program.

    Under the Program, the Company may enter into a split dollar life insurance agreement with an owner designated by a director providing for the purchase of a joint life, second to die, life insurance policy insuring the lives of the director and another person designated by the director. The amount of insurance to be purchased will be sufficient to provide a death benefit of $1,000,000 to beneficiaries designated by the owner and to allow the Company to recover the premiums it has paid to keep the policies in force until the deaths of both the director and the designated other person. The owner will pay the cost of pure term insurance and the Company will pay the balance of the premiums, which will be paid over seven years if its original assumptions as to interest rates, mortality rates, tax rates and certain other factors are accurate.

    The Program is administered by the Compensation Committee, members of which may be participants under the Program. As of May 31, 2001, life insurance policies had been purchased by the owners on the lives of directors Biondi, Bratter, Cloud, DeWald, Focht, Hay, Loop and Korn and their respective designated other person. Mr. Barbakow did not participate in the Program in fiscal 2001. Messrs. Honeycutt and Kerrey joined the Board after October 6, 1999, and therefore are not eligible to participate in the Program.

COMPENSATION OF EXECUTIVE OFFICERS
SUMMARY COMPENSATION TABLE

    The following table summarizes the compensation paid by the Company for fiscal years 2001, 2000 and 1999 to the person acting as Chief Executive Officer at May 31, 2001, and the four most highly compensated executive officers of the Company at May 31, 2001 (collectively, the "named executive officers").

								Long-Term Compensation
			Annual Compensation
Name and Principal Position						Other Annual Compensation(2)		Securities Underlying Options	All Other Compensation(3)
	Year		Salary(1)	Bonus(1)
Barbakow	2001		$1,158,000	$3,359,000	(4)	$70,876	(5)	1,000,000	$98,112
CEO and	2000		1,124,000	1,802,115		65,596	(5)	-0-	64,471
Chairman	1999		1,091,475	671,257		59,318	(5)	1,500,000	89,008
Dennis	2001		641,667	1,611,090		91,847	(6)	150,000	30,052
Chief Corporate	2000	(7)	150,000	245,000		—		450,000	693
Officer and CFO	1999		—	—		—		—	—
Mackey	2001		650,000	1,611,090		325,553	(8)	150,000	52,434
Chief Operating	2000		633,000	879,531		315,581	(8)	150,000	11,543
Officer	1999		493,750	325,000		623,413	(8)	400,000	31,988
Mathiasen	2001		412,000	794,913	(9)	54,508	(10)	100,000	30,841
EVP and Chief	2000		400,000	435,921		59,834	(10)	140,000	24,612
Acctg Officer	1999		386,400	203,971		59,283	(10)	65,000	30,395
Sulzbach	2001		410,000	791,404	(11)	-0-		115,000	29,907
EVP and	2000		380,000	432,325		-0-		65,000	8,511
General Counsel	1999		342,487	183,884		-0-		140,000	26,091

(1)
Includes compensation deferred at the election of a named executive officer or the Company.

(2)
A -0- in this column means that no such compensation was paid other than perquisites that have not been included because their aggregate value did not meet the reporting threshold of the lesser of $50,000 or 10 percent of salary plus bonus.

(3)
The aggregate amounts set forth in "All Other Compensation" include the following: (i) matching company contributions to the Tenet Retirement Savings Plan, (ii) matching company contributions to the Company's DCP as a result of IRS limitations on amounts that may be deferred under the Tenet Retirement Savings Plan, and (iii) certain amounts in respect of life insurance and disability insurance policies available under the Company's Supplemental Executive Retirement Plan (the "SERP"). The following table reflects the amount of each of the foregoing paid to each of the named executive officers in fiscal year 2001.

	Barbakow	Dennis	Mackey	Mathiasen	Sulzbach
Tenet Retirement Savings Plan	$5,100	-0-	$5,100	$4,500	$5,100
DCP	86,707	26,862	43,074	22,547	21,486
Life and Disability Insurance Under SERP	6,305	3,190	4,260	3,794	3,321
(4)
The total for 2001 includes $2,000,000 awarded to Mr. Barbakow under the 1997 Annual Incentive Plan and a $1,359,000 discretionary contribution made by the Company to Mr. Barbakow's account in the Company's DCP to reward Mr. Barbakow for his contribution to the Company's exceptional financial performance in fiscal year 2001. Mr. Barbakow will be entitled to receive the discretionary contribution only when he is no longer employed by the Company.

(5)
Totals for 2001, 2000 and 1999 include $34,090, $47,290 and $36,421, respectively, of corporate-sponsored automobile use. In addition, the total for 2001 includes $36,786 that is the incremental cost to Tenet attributable to Mr. Barbakow's personal use of the Company's aircraft.

(6)
The total for 2001 includes $24,973 of membership fees, organizational dues and related expenses, $24,177 of corporate-sponsored automobile use, and $32,048 that is the incremental cost to Tenet attributable to Mr. Dennis' personal use of the Company's aircraft.

(7)
Mr. Dennis was elected as an executive officer effective March 1, 2001.

(8)
Totals for 2001, 2000 and 1999 include $94,017, $265,148 and $557,485, respectively, of relocation-related expenses reimbursed to Mr. Mackey by the Company pursuant to a relocation program. The total for 2001 includes $186,604 of membership fees, organizational dues and related expenses.

(9)
The total for 2001 includes $722,813 awarded to Mr. Mathiasen under the 1997 Annual Incentive Plan and a $72,100 discretionary contribution made by the Company to Mr. Mathiasen's account in the Company's DCP to reward Mr. Mathiasen for his contribution to the Company's exceptional financial performance in fiscal year 2001. Mr. Mathiasen will be entitled to receive the discretionary contribution only when he is no longer employed by the Company.

(10)
Totals for 2001, 2000 and 1999 include $18,084, $17,600 and $16,450, respectively, of corporate-sponsored automobile use, and $29,529, $35,700 and $35,700, respectively, of relocation-related expenses reimbursed to Mr. Mathiasen by the Company pursuant to a relocation program.

(11)
The total for 2001 includes $719,304 awarded to Ms. Sulzbach under the 1997 Annual Incentive Plan and a $72,100 discretionary contribution made by the Company to Ms. Sulzbach's account in the Company's DCP to reward Ms. Sulzbach for her contribution to the Company's exceptional financial performance in fiscal year 2001. Ms. Sulzbach will be entitled to receive the discretionary contribution only when she is no longer employed by the Company.

OPTION GRANTS IN FISCAL YEAR 2001

    The following table sets forth information concerning options granted to the named executive officers in fiscal year 2001.

	Individual Grants
Name	Number of Securities Underlying Options Granted(1)		% of Total Options Granted to Employees in FY01(2)	Exercise Price ($/Share)(3)	Expiration Date(4)	Grant Date Present Value($)(5)
Barbakow	1,000,000	(6)	14.1%	$45.26	5/29/2011	26,440,000
Dennis	150,000		2.1%	$39.25	12/15/2010	3,365,745
Mackey	150,000		2.1%	$39.25	12/15/2010	3,365,745
Mathiasen	100,000		1.4%	$40.81	12/05/2010	2,352,250
Sulzbach	115,000		1.6%	$40.81	12/05/2010	2,705,088

(1)
These options vest in equal installments on the first three anniversaries of the date of grant.

(2)
The percentages shown are percentages of the total number of options granted to employees to purchase the Company's stock.

(3)
All options to purchase the Company's common stock are exercisable at a price equal to the closing price of the Company's common stock on the date of grant.

(4)
All options expire 10 years from the date of grant.

(5)
The Grant Date Present Values of the Company's options granted to the named executive officers during fiscal 2001 were derived using a standard Black-Scholes stock option valuation model. The valuation data and assumptions used to calculate these values were as follows:

Date of Grant	12/05/00	12/15/00	5/29/01
Stock Price	$40.81	$39.25	$45.26
Exercise Price	$40.81	$39.25	$45.26
Expected Dividend Yield	-0-%	-0-%	-0-%
Expected Volatility	39.00%	39.12%	39.91%
"Risk Free" Interest Rate	5.44%	5.21%	5.49%
Expected Life (Years)	9	9	9
Present Value/Option	$23.52	$22.44	$26.44

    The Expected Volatility is derived using daily data drawn from the five years preceding the Date of Grant. The Risk Free Interest Rate is the approximate yield on seven- and 10-year United States Treasury Bonds on the date of grant. The Expected Life is an estimate of the number of years the option will be held before it is exercised. The valuation model was not adjusted for nontransferability, risk of forfeiture or the vesting restrictions of the options, all of which would reduce the value if factored into the calculation.

    The Company does not believe that the Black-Scholes model or any other valuation model is a reliable method of computing the present value of the Company's options granted to its executive officers. The value ultimately realized, if any, will depend on the amount by which the market price of the Company's common stock on the date of exercise exceeds the exercise price.

(6)
Except as provided below, Mr. Barbakow may exercise these options only if and when the Company is permitted to take the deduction for compensation expense related to the exercise notwithstanding the provisions of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), even if these options have vested. Mr. Barbakow also will be permitted to exercise these options in the event of a "Change of Control" (as defined in the 1991 SIP, which definition is the same as that in the description of the DSOP set forth on page 13 above) and any time after May 29, 2010.

OPTION EXERCISES AND YEAR-END VALUE TABLE
May 31, 2001

    The following table sets forth information concerning options exercised by each of the named executive officers in fiscal year 2001 and unexercised options held by each of them as of May 31, 2001.

			Number of Unexercised Options at 5/31/01(#)		Value of Unexercised In-the-Money Options at 5/31/01($)(1)
Name	Shares Acquired On Exercise (#)	Value Realized ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Barbakow	-0-	-0-	4,498,000	1,500,000	127,637,270	7,756,250
Dennis	-0-	-0-	150,000	450,000	4,020,375	8,976,750
Mackey	-0-	-0-	576,666	383,334	11,103,182	6,437,012
Mathiasen	90,500	2,373,546	304,799	215,001	6,597,211	3,493,229
Sulzbach	339,799	7,250,747	-0-	205,001	-0-	2,791,804

(1)
Based on the $45.49 per share closing price of the Company's common stock on May 31, 2001.

Supplemental Executive Retirement Plan

    The SERP provides executive officers and certain other management employees with supplemental deferred benefits in the form of retirement payments for life.

    At retirement, the monthly benefit paid to participants will be a product of four factors: (i) the participant's highest average monthly "Earnings" for any consecutive 60-month period during the 10 years preceding retirement; (ii) the number of years of service to the Company to a maximum of 20 years (participants will receive a percentage credit for years of service prior to enrollment in the plan which increases gradually from 25 percent upon becoming a participant to 100 percent at the beginning of the sixth year following enrollment); (iii) a vesting factor; and (iv) percentage factor not to exceed 2.7 percent reduced to reflect the projected benefit from other Company retirement plans available to a participant and from Social Security. The monthly benefit is reduced in the event of early retirement or termination of employment with the Company. The first day on which unreduced retirement benefits are available is age 62. In the event of the death of a participant, before or after retirement, one-half of the benefit earned as of the date of death will be paid to the surviving spouse for life (or to the participant's children until the age of 21 if the participant dies without a spouse). The SERP was amended in fiscal year 1994 to provide for lump sum distributions in certain circumstances and subject to certain limitations.

    For participants who were not actively at work as regular, full-time employees on or after February 1, 1997, "Earnings" is defined in the SERP as the participant's base salary excluding bonuses and other cash and noncash compensation. In fiscal year 1997, the SERP was amended to provide that for all participants who are actively at work as regular, full-time employees on or after February 1, 1997, "Earnings" means the participant's base salary and annual cash bonus, but not automobile and other allowances and other cash and noncash compensation.

    The SERP also was amended in fiscal 1997 to provide that for all participants who are actively at work as regular, full-time employees on or after February 1, 1997: (i) the reduction for early retirement (retirement before age 65) for benefits received prior to age 62 was reduced from 5.04 percent to 3.0 percent per year and the maximum of such yearly reductions was reduced from 35.28 percent to 21 percent; (ii) the offset factor for the projected benefits from other Company benefit plans will be applied only to the base salary component of Earnings and (iii) the annual eight percent cap on increases in Earnings that had been in effect was eliminated.

    In the event of a "Change of Control" (as defined below) of the Company, participants will be deemed fully vested in the SERP for all years of service to the Company without regard to actual years of service and will be entitled to the normal retirement benefits (as defined in the SERP) without reduction on or after age 60. In addition, if a participant is a regular, full-time employee actively at work on or after April 1, 1994, with the corporate office or a division or a subsidiary that has not been declared to be a discontinued operation, and who has not yet begun to receive benefit payments under the SERP and voluntarily terminates his employment following the occurrence of certain events discussed below, or is terminated without cause, within two years of a Change of Control, then such participant will be (i) deemed fully vested in the SERP without regard to actual years of service, (ii) credited with three additional years of service, not to exceed a total of 20 years credited service, and (iii) entitled to the normal retirement benefits without reduction on or after age 60 or benefits at age 50 with reduction for each year of receipt of benefit prior to age 60. In addition, the "Earnings" used in calculating the benefit will include the participant's base salary and the annual cash bonus paid to the participant, but exclude other cash and noncash compensation. Furthermore, the provision in the SERP prohibiting benefits from being paid to a participant if the participant becomes an employee or consultant of a competitor of the Company within three years of leaving the Company would be waived. The occurrence of any of the following events within two years of a

Change of Control causes the additional payments discussed above to become payable if a participant voluntarily terminates his or her employment following: (1) a material downward change in the participant's position, (2)(A) a reduction in the participant's annual base salary, (B) a material reduction in the participant's annual incentive plan award other than for financial performance as it broadly applies to all similarly situated executives in the same plan, or (C) a material reduction in the participant's retirement or supplemental retirement benefits that does not broadly apply to all executives in the same plan, or (3) the transfer of the participant's office to a location that is more than 50 miles from his or her current principal office. Finally, the SERP provides that in no event shall (x) the total present value of all payments under the SERP that are payable to a participant and are contingent upon a Change of Control in accordance with the rules set forth in Section 280G of the Code when added to (y) the present value of all other payments (other than payments that are made pursuant to the SERP) that are payable to a participant and are contingent upon a Change of Control, exceed an amount equal to 299 percent of the participant's "base amount" as that term is defined in Section 280G of the Code.

    A Change of Control is deemed to have occurred if (i) any person becomes the beneficial owner, directly or indirectly, of 20 percent or more of the Company's common stock, or (ii) individuals who, as of April 1, 1994, constitute the Board (the "Incumbent Board") cease for any reason to constitute the majority of the Board; provided that individuals nominated by a majority of the directors then constituting the Incumbent Board and elected to the Board after April 1, 1994, will be deemed to be included in the Incumbent Board and individuals who initially are elected to the Board as a result of an actual or threatened election contest or proxy solicitation (other than on behalf of the Incumbent Board) will be deemed not to be included in the Incumbent Board.

    In 1994, the Company established a trust (the "SERP Trust") for the purpose of securing the Company's obligation to make distributions under the SERP. The SERP Trust is a "rabbi trust" and was initially funded with 1,000,000 shares of the Company's common stock. In fiscal 1997, an additional 1,500,000 shares of the Company's common stock were contributed to the SERP Trust. The SERP Trust will make payments required to be made to SERP participants or their beneficiaries under the SERP in the event that the Company fails to make such payments for any reason other than the insolvency of the Company. In the event of the insolvency of the Company, the assets of the SERP Trust will be subject to the claims of general creditors of the Company. In the event of a Change of Control of the Company, the Company is required to fund the SERP Trust in an amount that is sufficient, together with all assets then held by the SERP Trust, to pay each participant or beneficiary of the SERP, on a pretax basis, the benefits to which the participant or the beneficiary would be entitled pursuant to the terms of the SERP as of the date on which the Change of Control occurred.

    The following table presents the estimated maximum annual retirement benefits payable to participating executives under the SERP in the Earnings and years of service classifications indicated. The benefits listed are subject to reduction for projected benefits from the Company's 401(k) Plan, the DCP and Social Security. The effect of these reductions is not included in the table.

PENSION PLAN TABLE
Supplemental Executive Retirement Plan

	Estimated Annual Retirement Benefit For Years of Service Indicated
Earnings(1)
	5 Years	10 Years	15 Years	20 Years(2)
$300,000	$40,500	$81,000	$121,500	$162,000
500,000	67,500	135,000	202,500	270,000
700,000	94,500	189,000	283,500	378,000
900,000	121,500	243,000	364,500	486,000
1,100,000	148,500	297,000	445,500	594,000
1,300,000	175,500	351,000	526,500	702,000
1,500,000	202,500	405,000	607,500	810,000
1,700,000	229,500	459,000	688,500	918,000
1,900,000	256,500	513,000	769,500	1,026,000
2,100,000	283,500	567,000	850,500	1,134,000
2,300,000	310,500	621,000	931,500	1,242,000
2,500,000	337,500	675,000	1,012,500	1,350,000
2,700,000	364,500	729,000	1,093,500	1,458,000
2,900,000	391,500	783,000	1,174,500	1,566,000
3,100,000	418,500	837,000	1,255,500	1,674,000
3,300,000	445,500	891,000	1,336,500	1,782,000
3,500,000	472,500	945,000	1,417,500	1,890,000
3,700,000	499,500	999,000	1,498,500	1,998,000
3,900,000	526,500	1,053,000	1,579,500	2,106,000
4,100,000	553,500	1,107,000	1,660,500	2,214,000
4,300,000	580,500	1,161,000	1,741,500	2,322,000
4,500,000	607,500	1,215,000	1,822,500	2,430,000
4,700,000	634,500	1,269,000	1,903,500	2,538,000
4,900,000	661,500	1,323,000	1,984,500	2,646,000
5,100,000	688,500	1,377,000	2,065,500	2,754,000
5,300,000	715,500	1,431,000	2,146,500	2,862,000
5,500,000	742,500	1,485,000	2,227,500	2,970,000

(1)
As defined above.

(2)
The benefit is the same for each period beyond 20 years since benefits under the SERP are calculated based on a maximum of 20 years of service.

    As of May 31, 2001, the estimated credited years of service for the individuals named in the Summary Compensation Table were as follows: Mr. Barbakow, 11 years; Mr. Dennis, 2.5 years; Mr. Mackey, 15.87 years; Mr. Mathiasen, 15.69 years; and Ms. Sulzbach, 17.53 years. In fiscal years 1998 through 2001, Mr. Barbakow's credited years of service under the SERP were enhanced such that he received credit for two years of service for each year as Chief Executive Officer of the Company, totaling six additional years of service. In addition, in July 2001, the Compensation Committee agreed that Mr. Barbakow's credited years of service under the SERP would be enhanced by three years as of May 31, 2004. In fiscal year 2000, the Company determined that Mr. Dennis' credited years of service under the SERP would be enhanced so that he will receive credit for two years of service for each year of actual service up to a maximum of five additional years of service.

    The Company has purchased insurance policies on the lives of certain current and past participants in the SERP, the purpose of which was to reimburse the Company, based on actuarial calculations, for amounts to be paid to the participants under the SERP over the course of the participants' retirement (assuming that its original estimates as to interest rates, mortality rates, tax rates and certain other factors are accurate). SERP participants also are provided a life insurance benefit for the designee of each participant and a disability insurance policy for the benefit of each participant. Both of these benefits are fully insured.

COMPENSATION COMMITTEE REPORT

    The Compensation Committee of the Board administers the Company's executive compensation program. The Compensation Committee is responsible for establishing and interpreting the Company's compensation policies and approving all compensation paid to the Company's directors and executive officers.

    The Compensation Committee is composed entirely of nonemployee directors. The Compensation Committee considers a director to be a nonemployee director if the director (a) has not been employed by the Company in an executive capacity during the five years prior to appointment to the Compensation Committee, (b) is not employed by a significant customer or supplier, (c) is not employed by a charitable organization that receives significant contributions from the Company, (d) is not related to any executive, (e) does not have a personal service contract with the Company and (f) is not a member of a company that is one of the Company's significant advisors or consultants.

    The Compensation Committee retains nationally recognized compensation consulting firms that assist the Compensation Committee in formulating its compensation policies, applying those policies to the compensation of the Company's executives and advising the Compensation Committee as to the form and reasonableness of compensation paid to executives.

Compensation Philosophy

    The Company's executive compensation program consists of three key elements: a base salary, a performance-based annual incentive award and long-term incentives such as stock options. The purpose of the program is to attract, motivate and retain key executives and managers.

    When setting the compensation levels and opportunities available to the Company's executives, the Compensation Committee normally compares such opportunities primarily with the compensation levels and opportunities made available to executives at the Company's peer companies (which are the companies included in the S&P Healthcare Composite Index referred to in the "Common Stock Performance Graph") and at other similarly sized companies generally, taking into account their relative sizes based on revenues and market capitalization. The Compensation Committee normally makes such comparison with those companies because it believes that it is with those companies that the Company must compete for qualified and experienced executives.

    The Compensation Committee recognizes that a variety of circumstances may influence the performance of an individual or the Company at any given time. Accordingly, the Compensation Committee is prepared to use its judgment to make discretionary awards or adjustments under compensation plans when it believes that doing so would serve the long-term interests of the Company's shareholders.

Compensation at Risk

    In fiscal year 2001, over 88 percent of the annualized total compensation opportunities for the named executive officers as a group were "at risk" based on the price of the Company's common stock and the Company's financial performance as measured by award criteria in the Company's 1997 Annual Incentive Plan ("1997 AIP").

Base Salary

    In determining an individual executive's actual base salary, including that of Mr. Barbakow, the Compensation Committee normally considers factors such as the executive's (1) past performance and contributions to the Company's success, (2) additional responsibilities arising from the growth of the Company, (3) expected future contributions, (4) tenure in the executive's current position, (5) vulnerability to recruitment by other companies, (6) expected future position and (7) salary relative to other executives' salaries. The Compensation Committee also may consider expected increases in base salaries at the Company's peer companies and other similarly sized companies generally.

Annual Incentive Awards

    Under the 1997 AIP, an executive is rewarded with a cash award based on (a) the extent to which the Company meets its preestablished financial target, the measure of which in fiscal year 2001 was the Company's diluted earnings per share ("Diluted EPS") from continuing operations, (b) earnings growth, which in fiscal year 2001 was measured by the growth in earnings before interest and taxes ("EBIT") from fiscal year 2000 to fiscal year 2001 and (c) patient satisfaction with the services provided to them in the Company's general hospitals. Awards for executives who are not identified by the Compensaion Committee as "Covered Employees" under Section 162(m) of the Internal Revenue Code (the "Code") may be increased or decreased based on the executive's support of the Company's ethical standards of conduct and other factors on a discretionary basis. For Covered Employees, discretion may be used only to decrease awards. In accordance with Section 162(m), the Compensation Committee designated Messrs. Barbakow, Dennis and Mackey as "Covered Employees" for fiscal year 2001.

    Each year, the Compensation Committee determines each executive officer's target award, sets a Diluted EPS target and sets an award threshold, which for fiscal year 2001 was measured by return on equity ("ROE"). Target awards may vary among executives based on competitive market practices for comparable positions, their decision-making authority and their ability to affect financial performance. If the Company fails to meet the threshold set in advance by the Compensation Committee, no AIP award may be paid to an executive except at the discretion of the Compensation Committee. The Compensation Committee has the authority to pay discretionary awards.

    When the Company's financial performance and/or patient satisfaction performance exceeds target levels, the executive is rewarded with a relatively larger cash award. When the Company's financial performance and/or patient satisfaction are below target levels (but ROE is above the preestablished threshold) annual incentive awards are relatively smaller.

Long-Term Incentives

    The Compensation Committee's objective for long-term compensation is to provide the Company's executives with an interest in common with that of the Company's shareholders and an incentive to enhance the Company's long-term financial performance, and thus shareholder value. The Compensation Committee's policy with respect to setting long-term compensation awards in fiscal year 2001 was to consider the practices of its peer companies and other companies generally because: (a) the Company must compete with other companies in all industries in order to attract and retain qualified and motivated executives who will work to maximize long-term shareholder value and (b) shareholders consider investing not only in other health care companies but also other companies generally when evaluating where best to invest their capital, requiring the Compensation Committee to create incentives for the executives to cause the Company's common stock to be competitive with that of other companies generally rather than only with the stock-based incentives of the peer companies.

    In fiscal year 2001, the Compensation Committee implemented its long-term compensation policy by granting awards to executive officers under the Company's 1991 Stock Incentive Plan (the "1991 SIP") and its 1995 Stock Incentive Plan (the "1995 SIP"), which awards provide long-term compensation opportunities linked directly to the Company's common stock price. Stock-based incentive awards are granted to executives in order to provide them with an interest in common with that of the shareholders and an incentive to enhance the Company's long-term financial performance, and thus, shareholder value.

    In weighing the type and amount of long-term incentive award that is appropriate for a given executive, including awards to Mr. Barbakow, the Compensation Committee may consider such factors as total compensation, expected future contributions to the Company, current ownership of the Company's common stock and derivative securities, awards previously made, the likelihood of being hired away and the ability to influence future financial performance. The Compensation Committee also may consider the performance of the Company's common stock price and whether the health care industry in general is experiencing growth or is in a less favorable place in its business cycle. When the Company's common stock price appreciates, shareholder value is enhanced, and benefits to the executives appreciate commensurately. When this is not true, the executives will recognize lower gains or, in the case of options, may recognize no gains at all.

    It is the Compensation Committee's current practice to rely primarily on the grant of options to provide long-term incentives to the executives. The exercise price of options granted to executives will not be less than 100 percent of the fair market value of the Company's common stock on the date such option is granted and options normally vest ratably over three years from the date they are granted. Options generally will be exercisable during a term of not more than 10 years from the date of grant. During fiscal year 2001, the Company's named executive officers as a group, including Mr. Barbakow, were granted nonqualified options to acquire 1,515,000 shares of Tenet common stock.

Compensation for the Chief Executive Officer

    The Compensation Committee met in May 2000 and decided to increase Mr. Barbakow's salary to $1,158,000 for fiscal year 2001. In July 2000, the Compensation Committee determined (a) that the factors to be used to determine Mr. Barbakow's fiscal year 2001 annual incentive award would be Diluted EPS from continuing operations, year-over-year growth in EBIT, and patient satisfaction with the services provided to them in the Company's hospital facilities, (b) the

ROE threshold pertaining to payment of the fiscal year 2001 annual incentive award and (c) Mr. Barbakow's fiscal year 2001 annual incentive target award percentage. For fiscal year 2001, the Compensation Committee established a base salary and target annual incentive award designed to position the total cash compensation opportunity for Mr. Barbakow in the third quartile of total cash compensation of chief executive officers provided by other companies generally, taking into account their relative sizes based on revenues, and by the Company's peer companies.

    In July 2001, the Compensation Committee reviewed the Company's performance in light of the preestablished annual incentive targets. The Committee determined that the preestablished ROE threshold had been met, and calculated Mr. Barbakow's fiscal year 2001 award under the 1997 AIP as $2,000,000 based on the criteria described immediately above. As a result of the Company's above-target financial performance in fiscal year 2001, Mr. Barbakow's annual incentive award was above his target award level. In July 2001, the Compensation Committee made a $1,359,000 discretionary contribution to Mr. Barbakow's account in the DCP to reward Mr. Barbakow for his contribution to the Company's exceptional financial performance in fiscal year 2001. Mr. Barbakow will be entitled to receive the discretionary contribution only when he is no longer employed by the Company. Total cash compensation earned by Mr. Barbakow for fiscal year 2001 was in the fourth quartile of total cash compensation paid to the chief executive officers of the Company's peer companies and other similar-sized companies generally, taking into account their relative sizes based on revenues and market capitalization.

    In May 2001, in light of Mr. Barbakow's and the Company's exceptional performance and of Mr. Barbakow's commitment to remain as Chairman and Chief Executive Officer of the Company for at least three more years (which commitment is discussed on page 30), the Committee concluded that it would grant Mr. Barbakow options to purchase 2,000,000 shares of common stock. Due to restrictions on the number of shares that could be granted under the 1991 SIP and the 1995 SIP, the 2,000,000 shares were granted in two separate grants, one on May 29, 2001 and one on June 1, 2001. The grants were intended to position Mr. Barbakow's long-term compensation opportunities at approximately the 75th percentile of long-term compensation opportunities available to the chief executive officers of other similarly sized companies generally, taking into account their relative sizes based on revenues and market capitalization. It is the Committee's intention not to make any additional stock option grants to Mr. Barbakow through fiscal year 2004, although the Committee may grant additional stock options at the end of fiscal year 2004 (as it did at the end of fiscal year 2001) if it believes it is appropriate to do so at such time.

    On May 29, 2001, Mr. Barbakow was granted options under the 1991 SIP to purchase 1,000,000 shares of common stock. Those options have an exercise price of $45.26, the closing price of Tenet common stock on the date of the grant. As is typical for the Company's option grants, those options will vest ratably on each of the first three anniversaries of the grant date. Since grants made under the 1991 SIP do not meet the requirements of Section 162(m) of the Code, the grant was made subject to the requirement that, except as provided below, Mr. Barbakow may exercise those options only if and when the Company is permitted to take the deduction for compensation expense related to the exercise notwithstanding the provisions of Section 162(m) of the Code, even if those options have vested. Notwithstanding the foregoing,

Mr. Barbakow will be permitted to exercise vested options granted to him on May 29, 2001, regardless of whether the Company (or the surviving parent entity in the event of a "Change of Control" (as defined in the 1991 SIP), as the case may be) is permitted to take the deduction for compensation expense related to the exercise, (1) if (A) a Change of Control shall occur, (B) the Company is not the surviving parent entity following such Change of Control and (C) such options are not converted into options of the surviving parent entity following such Change of Control, and (2) at any time after May 29, 2010. The definition of a "Change of Control" under the 1991 SIP is the same as that under the DSOP, which definition is set forth on page 13.

    On June 1, 2001, Mr. Barbakow was granted options under the 1995 SIP to purchase an additional 1,000,000 shares of common stock at $45.42 per share, the closing price of Tenet common stock on the date of the grant. Those options will vest ratably on each of the first three anniversaries of the grant date. The 1,000,000 options granted on June 1, 2001, are intended to meet the requirements of Section 162(m) of the Code.

Policy Regarding One Million Dollar Tax Deduction Cap

    Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to the company's chief executive officer or any of the four other most highly compensated executive officers, but exempts qualifying performance-based compensation from the deduction limit if certain requirements are met. The Compensation Committee currently intends to structure performance-based compensation, including annual bonuses and stock option grants, for Covered Employees in a manner intended to satisfy those requirements.

    The Board and the Compensation Committee reserve the authority to award nondeductible compensation as they deem appropriate. Further, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, no assurance can be given, notwithstanding the Company's efforts, that compensation intended by the Company to satisfy the requirements for deductibility under Section 162(m) does in fact do so.

    In December of each year Mr. Barbakow estimates the amount by which his base salary and perquisites for the following calendar year will exceed $1 million, and elects to defer an amount equal to or greater than the amount of such excess under the DCP. Amounts deferred are unsecured and may be credited with an annual rate of interest equal to one percent below the prime rate of interest; a rate of return based on one or more benchmark mutual funds; and/or a rate of return based on the performance of the price of the Company's stock, designated as "Stock Units," which are payable in the Company's stock. If Mr. Barbakow does not make a deferral election under the DCP, that portion of Mr. Barbakow's salary that would not be deductible by the Company under Section 162(m) of the Code will be deferred under a Deferred Compensation Agreement, dated as of May 31, 1997. (See page 30 below)

Members of the Compensation Committee

Bernice B. Bratter, Chair
Maurice J. DeWald
Hon. Lester B. Korn

COMMON STOCK PERFORMANCE GRAPH

    The following graph shows the cumulative, five-year total return for Tenet's common stock compared to three indices. Each of the indices is capitalization-weighted and includes Tenet. The Standard & Poor's 500 Stock Index includes 500 companies representing all major industries. The Standard & Poor's Healthcare Composite Index is a group of 40 companies involved in a variety of health care related businesses. Because the Standard & Poor's Healthcare Composite is heavily weighted by pharmaceutical companies, the Company believes it has become less useful than the Hospital Management Index included below. The Hospital Management Index was compiled by Tenet and consists of publicly traded companies that have as their primary business the management of acute care hospitals and that have been in business for all five of the years shown. These companies are: HCA Inc. (HCA), Health Management Associates, Inc. (HMA), Tenet Healthcare Corporation (THC) and Universal Health Services, Inc. (UHS). Quorum Health Group, Inc. (QHGI), which was included in the Hospital Management Index in the Company's fiscal year 2000 Proxy Statement, is not included this year because it was acquired by Triad Hospitals, Inc. ("Triad") during fiscal year 2001. Triad is not included in the peer group because it has not been in business for all five of the years shown in the graph.

    Performance data assumes that $100.00 was invested on May 31, 1996, in Tenet common stock and each of the indices. The data assumes the reinvestment of all cash dividends and the cash value of other distributions. Stock price performance shown in the graph is not necessarily indicative of future stock price performance.

Comparison of Five Year Cumulative Total Return

EMPLOYMENT AGREEMENTS

Mr. Barbakow

    Mr. Barbakow was elected President and Chief Executive Officer of the Company on June 1, 1993. On July 28, 1993, Mr. Barbakow was elected Chairman of the Board and relinquished the position of President to Michael H. Focht, Sr., who was elected President. Mr. Barbakow does not have a formal employment agreement, but the terms of his initial employment are set forth in letters dated May 26 and June 1, 1993, and a memorandum dated June 14, 1993 (the "1993 Correspondence"). The 1993 Correspondence set an initial base salary and provide that Mr. Barbakow will be entitled to participate in the Company's AIP, Long-Term Incentive Plan (which no longer is in effect), pension and other benefit plans. In addition, he will receive the same type of fringe benefits and perquisites that are provided to other executive officers. A special-purpose committee of the Board retained a nationally recognized compensation consulting firm to assist it in negotiating the terms of Mr. Barbakow's initial employment and received an opinion from that firm stating that the terms of his employment were fair and reasonable.

    The Company and Mr. Barbakow entered into a Deferred Compensation Agreement, dated as of May 31, 1997, pursuant to which they agreed that the portion of Mr. Barbakow's salary in any year that would not be deductible by the Company under Section 162(m) of the Code will be deferred. Amounts deferred are unsecured and bear interest at one percent less than the prime rate.

    In connection with the stock option grants made to him on May 29 and June 1, 2001, Mr. Barbakow sent a Memorandum of Understanding to the Company, dated June 1, 2001. In that memorandum, Mr. Barbakow confirmed his intention to remain in his current position with the Company for a period of at least three years.

Mr. Dennis

    Mr. Dennis was elected Vice Chairman, Chief Corporate Officer and Chief Financial Officer in the Office of the President on March 1, 2000. Mr. Dennis does not have a formal employment agreement, but the terms of his initial employment are set forth in a letter dated February 18, 2000, which sets out Mr. Dennis' initial base salary, his participation in the 1997 AIP, pension and other benefit plans, his initial grant of stock options and his right to purchase shares of Broadlane common stock from the Company. In addition, Mr. Dennis is entitled to receive the same type of fringe benefits and perquisites that are provided to other executive officers.

Mr. Mackey

    Mr. Mackey was elected Chief Operating Officer on January 13, 1999. Mr. Mackey does not have a formal employment agreement, but the terms of his initial employment are set forth in a letter dated January 13, 1999, which sets out Mr. Mackey's initial base salary and his participation in the Company's AIP, pension and other benefit plans. In addition, Mr. Mackey is entitled to receive the same type of fringe benefits and perquisites that are provided to other executive officers.

    Mr. Mackey will be entitled to two years' salary and benefits continuation (excluding a bonus under the AIP) if his employment is terminated by the Company without cause within three years from the date of his appointment to the position of Chief Operating Officer. In addition, Mr. Mackey voluntarily may terminate his employment and receive those same benefits if, within the same three-year period, Mr. Barbakow ceases to be Chairman and Chief Executive Officer of the Company.

Severance Protection Plan for Executive Officers

    In order to strengthen the Company's ability to attract, motivate and retain employees of training, experience and ability in light of the continuing consolidation within the health care industry, the Company adopted a Severance Protection Plan (the "Plan"), in which each of the named executive officers is a Participant (as defined below). Under the terms of the Plan, upon the occurrence of a Change of Control (as defined below) of the Company, all then unvested stock options held by each Participant in the Plan will become vested as of the date of such Change of Control. In addition, if a Participant is terminated for other than Cause (as defined below) or the Participant terminates for Good Reason (as defined below) within two years of the date of the occurrence of a Change of Control, the Participant will be entitled to a lump-sum payment equal to two times the sum of the Participant's then-current base salary plus the Participant's target award for the then-current fiscal year under the Company's Annual Incentive Plan ("AIP"); provided that such payment shall be reduced by any salary continuation amounts payable under any other severance agreement or severance policy of the Company. The Participant also will receive an additional prorated award (the "Pro Rata Bonus") under the AIP for the then-current fiscal year calculated by multiplying (x) the number of months including partial months elapsed for that fiscal year divided by 12 by (y) an amount equal to not less than the Participant's target award under the AIP for the then-current fiscal year. Furthermore, the Participant will be permitted to continue to receive benefits under the Company's (or its successor's) health care plan until the Participant reaches age 65 or is employed by another employer offering health care coverage to the Participant for the same cost to the Participant as the Participant was paying while employed by the Company (subject to adjustment based on the consumer price index).

    The total payments that are deemed to be contingent upon a Change of Control in accordance with the rules set forth in Section 280G of the Code, when added to the present value of all other payments that are payable to the Participant and are contingent upon a Change of Control, may not exceed an amount equal to 299 percent of the Participant's "base amount" as that term is defined in Section 280G of the Code and applicable regulations. The Pro Rata Bonus is not subject to this limit. Participants also are entitled to reimbursement for reasonable legal fees, if any, necessary to enforce payment of benefits under the Plan.

    For purposes of the Plan, the following terms have the following meanings:

      (A) A "Participant" is any individual designated as a participant in the Plan by the Compensation Committee.

      (B) "Cause" shall mean the willful, substantial, continued and unjustified refusal of the Participant to perform the duties of his or her office to the extent of his or her ability to do so; any conduct on the part of the Participant which constitutes a breach of any statutory or common law duty of loyalty to the Company; or any illegal or publicly immoral act by the Participant which materially and adversely affects the business of the Company.

      (C) A "Change in Control" of the Company shall be deemed to have occurred if: (i) any Person is or becomes the beneficial owner directly or indirectly of securities of the Company representing 20 percent or more of the combined Voting Stock of the Company or; (ii) individuals who, as of April 1, 1994, constitute the Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that (a) any individual who becomes a director of the Company subsequent to April 1, 1994, whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed to have been a member of the Incumbent Board and (b) no individual who was elected initially (after April 1, 1994) as a director as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any other actual or threatened solicitations of proxies or consents by or on behalf of any person other than the Incumbent Board shall be deemed to have been a member of the Incumbent Board.

      (D) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

      (E) "Person" shall mean an individual, firm, corporation or other entity or any successor to such entity, together with all Affiliates and Associates of such Person, but "Person" shall not include the Company, any subsidiary of the Company, any employee benefit plan or employee stock plan of the Company or any subsidiary of the Company, or any Person organized, appointed, established or holding Voting Stock by, for or pursuant to the terms of such a plan.

      (F) "Voting Stock" with respect to a corporation shall mean shares of that corporation's capital stock having general voting power, with "voting power" meaning the power under ordinary circumstances (and not merely upon the happening of a contingency) to vote in the election of directors.

      (G) A voluntary termination for "Good Reason" shall mean a voluntary termination following: (i) material downward change in the functions, duties, or responsibilities which reduce the rank or position of the Participant; (ii) a reduction in the Participant's annual base salary; (iii) a material reduction in the Participant's annual incentive plan award other than for financial performance as it broadly applies to all similarly situated Participants in the same plan; (iv) a material reduction in the Participant's retirement or supplemental retirement benefits that does not broadly apply to all Participants in the same plan; or (v) transfer of the Participant's office to a location that is more than 50 miles from the Participant's current principal office location.

Relocation Agreements

    In order to induce them to relocate to the Company's corporate headquarters, each of Mr. Mackey, Mr. Mathiasen and Ms. Sulzbach is entitled to certain relocation benefits under a relocation agreement.

    If Mr. Mackey ceases to be employed as Chief Operating Officer of the Company within three years following his appointment to that position, the Company will pay the costs of his relocation from Santa Barbara to a destination as far away as San Diego, and will guaranty the resale of his Santa Barbara home at cost plus documented capital improvements.

    If either Mr. Mathiasen's or Ms. Sulzbach's employment is involuntarily terminated other than for "cause" (as defined below), (i) the executive will receive 24 months of salary and benefits continuation along with re-employment assistance, (ii) any stock options that have been granted and have vested prior to such termination or during any period of salary continuation will continue to be exercisable up until 90 days after the end of the salary continuation period, unless by their terms the options expire sooner, (iii) the executive may elect to have the Company move the executive back to the location of residence prior to having relocated, and (iv) if the executive elects to move back, the Company will assist with the sale of the executive's new home. If any of the above-named executives is involuntarily terminated as a result of a Change of Control (as defined in the Severance Protection Plan discussed above) of the Company, the executive will not be eligible for the 24 months of salary and benefits continuation discussed under item (i) above.

    As used in the relocation agreement, the term "cause" includes, but is not limited to, dishonesty, fraud, willful misconduct, self-dealing or violations of the Tenet Standards of Conduct, breach of fiduciary duty (whether or not involving personal profit), failure, neglect or refusal to perform duties in any material respect, violation of law (except traffic violations or similar minor infractions), material violation of Tenet's human resources or other policies, or any material breach of the agreement; provided, however, that a failure to achieve or meet business objectives as defined by the Company shall not be considered "cause" so long as the executive has devoted the executive's best and good faith efforts and full attention to the achievement of those business objectives.

RELATED PARTY TRANSACTIONS

Lawrence Biondi, S.J.

    Fr. Biondi has been the President of the Saint Louis University ("SLU") since 1987. In 1997, prior to Fr. Biondi joining the Board, the Board approved the acquisition of the assets of the SLU Hospital (the "Hospital") and related health care operations for a purchase price of approximately $300 million plus one-time commitments to endow academic chairs and support education programs from SLU. By the terms of an Academic Affiliation Agreement, the Company annually must pay to SLU, for a term of 30 years, an amount equal to 25 percent of the amount by which the Hospital's EBITDA exceeds $42.1 million, less an adjustable amount based on compensation paid to certain individuals serving as academic department chairs and division chiefs at SLU's School of Medicine.

    The Company and SLU also entered into several agreements for SLU to provide certain services to the Hospital for which SLU receives a contracted service fee. The services include educational support, medical staffing and direction, use of SLU's library, pastoral care and laboratory testing. In addition, SLU has contracted to purchase certain supplies and services from the Company and the Hospital, including research space and support, information systems technical support, telephone services and pharmaceuticals. SLU also has entered into a master lease agreement with the Company pursuant to which space is leased to and from the Company for contracted rates.

    For the fiscal year ended June 30, 2000, SLU had total revenues of $403.4 million, of which $131.5 million was derived from health care operations. $25.8 million of SLU's health care operations revenues came from the Company.

Sanford Cloud, Jr.

    Mr. Cloud has been President and Chief Executive Officer of The National Conference for Community and Justice ("NCCJ") since 1994. In fiscal year 2000, The Tenet Healthcare Foundation committed to donate $500,000 over five years to NCCJ to fund programs and activities to advance the mission of NCCJ. 80 percent of Tenet's annual contribution goes to fund programs in NCCJ regional offices in locations where Tenet has hospitals. NCCJ received a total of $31,555,000 of grants and contributions in its fiscal year ended August 31, 2000, only $100,000 of which came from Tenet.

Michael H. Focht, Sr.

    Mr. Focht retired from his position as President and Chief Operating Officer of the Company effective May 31, 1999, but remained an employee of the Company through December 31, 1999. The Company and Mr. Focht have entered into a Consulting and Non-Compete Agreement (the "Consulting Agreement"), effective January 1, 2000. Under the terms of the Consulting Agreement, which is effective from January 1, 2000, through December 21, 2002, Mr. Focht will provide consulting services in connection with any matter with which he previously had experience at the Company or that otherwise is within his area of expertise or experience. As compensation for such services, and for holding himself available to provide such services, Mr. Focht will receive a monthly gross fee of $43,666, plus reimbursement for all reasonable expenses incurred at the Company's request.

    Mr. Focht continues to serve on the Company's Board. During the period that the Consulting Agreement is in effect, Mr. Focht will not receive any fees or be eligible for any benefits otherwise available only to nonemployee directors. In addition, during the period that the Consulting Agreement is in effect, Mr. Focht has agreed not to provide any services to any entity that competes with Tenet.

SHARES OWNED BY CERTAIN SHAREHOLDERS

    Based on reports filed with the SEC, as of March 31, 2001, the following entities each owns more than five percent of the Company's outstanding common stock. No other entity or person is known by the Company to beneficially own more than five percent of its outstanding common stock.

Name and Address	Number of Shares Beneficially Owned	Percent of Class as of August 10, 2001
FMR Corp. 82 Devonshire Street Boston, MA 02109	20,426,875	6.26%
Janus Capital Corporation 100 Fillmore Street Denver, CO 80206	17,131,420	5.25%
AXA Financial, Inc. and affiliates 1290 Avenue of the Americas New York, NY 10104	16,472,895	5.05%

2.  APPROVAL OF THE 2001 STOCK INCENTIVE PLAN

    On May 23, 2001, the Board adopted, subject to shareholder approval, the Tenet Healthcare Corporation 2001 Stock Incentive Plan (the "2001 SIP") upon the recommendation of the Compensation Committee. The 2001 SIP provides for grants of stock and cash-based incentive awards to directors, employees, consultants and advisors of Tenet and its Business Units.

    The Board believes that by allowing the Company to continue to offer long-term, performance-based compensation through the 2001 SIP, the Company will be able to accomplish its goals of attracting, motivating and retaining qualified directors, executives and employees who will maximize long-term shareholder returns in the rapidly changing health care industry. If the 2001 SIP is approved by the Company's shareholders, the Company will suspend all future grants of incentive awards under the 1991 SIP, DSOP, 1995 SIP and 1999 Broad-Based Stock Incentive Plan. An aggregate total of 11,534,393 shares were authorized but not yet granted under those plans as of May 31, 2001.

    The primary features of the 2001 SIP are summarized below. The summary is qualified by, and subject to, the provisions of the 2001 SIP, a copy of which is attached as Appendix A and should be referred to for a complete statement of the terms of the 2001 SIP. Capitalized terms not defined herein have the meaning given such terms in the 2001 SIP.

Shares Available under the 2001 SIP

    Upon approval of the 2001 SIP by Tenet's shareholders, there will be an aggregate of 40,000,000 shares of Tenet Common Stock available for issuance pursuant to incentive awards under the 2001 SIP. Such shares may be either authorized but unissued shares or previously issued shares reacquired by Tenet, including shares purchased on the open market or through the use of derivative instruments. The aggregate number of shares of Common Stock that may be issued to settle grants of Restricted Stock, Appreciation Rights, Performance Units and Restricted Units under the 2001 SIP will not exceed 4,000,000 shares.

Administration of the 2001 SIP; Eligibility and Awards

    The 2001 SIP will be administered by the Compensation Committee, which is composed entirely of directors (1) who satisfy the requirements of a "nonemployee director" for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and (2) who satisfy the requirements of an "outside director" for purposes of Section 162(m) of the Code. The Compensation Committee selects the individuals eligible to participate in the 2001 SIP, the types of awards granted, the time(s) at which awards may be granted and the number of shares, units or Appreciation Rights subject to each award. The Compensation Committee has the authority to interpret the 2001 SIP, to determine the terms and provisions of awards and to make all other determinations relating to the 2001 SIP. Unless previously terminated, the 2001 SIP will terminate on October 10, 2011, except with respect to Incentive Awards then outstanding.

    Eligible participants under the 2001 SIP include directors, employees, advisors and consultants of Tenet or of any of its present or future Business Units. Approximately 1,000 persons currently are considered to be eligible to participate in the 2001 SIP. Awards that may be granted under the 2001 SIP (collectively, "Incentive Awards") include Incentive Stock Options, nonqualified stock options (Incentive Stock Options and nonqualified stock options are collectively referred to herein as "Options"), Restricted Stock, Appreciation Rights, Performance Units, Restricted Units and cash bonus awards.

Terms and Conditions of Stock Options

    The exercise price of each Option, including Options granted to directors, will be at least equal to the fair market value of Tenet Common Stock on the date of grant. Once an Option has been granted, (i) the exercise price per share for the Option may not be reduced, and (ii) that Option may not be cancelled and reissued, without shareholder approval. Options will vest and be exercised as determined by the Compensation Committee and may be exercised during a term not to exceed 10 years from the date of grant. While Options typically are granted to selected eligible participants once a year, the Compensation Committee may grant Options to any eligible participant at any time.

    Upon the exercise of an Option, including Options granted to directors, the exercise price and any federal and state withholding obligation resulting from the exercise will be payable in full (1) in cash, (2) by the participant irrevocably authorizing a broker approved in writing by the Company to sell shares of Common Stock acquired upon exercise of the Option and remitting to the Company a sufficient portion of the sales proceeds to pay the entire exercise price and any federal and state withholding resulting from such exercise, (3) in the discretion of the Compensation Committee, by the assignment and delivery to the Company of shares of Common Stock owned by the participant, (4) in the discretion of the Compensation Committee, by a promissory note secured by shares of Common Stock bearing interest at a rate determined by the Compensation Committee, or (5) by a combination of any of the above.

    The aggregate fair market value (determined as of the date of grant) of the number of shares with respect to which Incentive Stock Options are exercisable for the first time by an employee during any calendar year (under the 2001 SIP or any other plan of the Company or a subsidiary corporation (within the meaning of Section 424(f) of the Code)) may not exceed $100,000 or such other limit as may be set forth in the Code.

    With respect to the exercise of an Option under the 2001 SIP, a participant may, in the discretion of the Compensation Committee, receive a replacement Option under the 2001 SIP to purchase a number of shares of Common Stock equal to the number of shares of Common Stock, if any, that the participant delivered on exercise of the Option, with a purchase price equal to the fair market value on the exercise date and with a term extending to the expiration date of the original Option.

Terms and Conditions of Restricted Stock

    The Compensation Committee will determine the vesting period and any additional restrictions and conditions for grants of Restricted Stock. Restricted Stock with vesting tied to Performance Criteria will have a minimum vesting period of at least one year. All other Restricted Stock shall have a minimum vesting period of at least three years. Restricted Stock will consist of Common Stock and will be represented by stock certificates registered in the name of the participant who will have all rights of a shareholder prior to the vesting of a grant of Restricted Stock, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto. Unless otherwise determined by the Compensation Committee, Restricted Stock may not be transferred, assigned or made subject to any encumbrance, pledge or charge until such Restricted Stock has vested and any other restrictions or conditions are removed or expire. The certificates representing a grant of Restricted Stock will remain in the physical custody of the Company until such Restricted Stock has vested and any other restrictions are removed or expire. The Compensation Committee may impose other conditions on any Restricted Stock granted pursuant to the 2001 SIP as it may deem advisable.

Terms and Conditions of Appreciation Rights

    An Appreciation Right may be granted in connection with, or without relationship to, an Option, either at the time of grant or at any time thereafter during the term of the Option. An Appreciation Right granted in connection with an Option entitles the holder, upon exercise, to surrender such Option and to receive at the Compensation Committee's discretion, (1) a cash payment determined by multiplying (A) the difference obtained by subtracting (i) the exercise price of the related Option from (ii) the Fair Market Value of a share of Common Stock on the date of exercise of such Appreciation Right, by (B) the number of shares as to which such Appreciation Right is being exercised, or (2) a number of whole shares of Common Stock determined by dividing (A) the dollar amount calculated in (1) above by (B) the Fair Market Value of a share of Common Stock on the date of exercise of such Appreciation Right. The surrendered Option then ceases to be exercisable. An Appreciation Right granted in connection with an Option will be exercisable at such time(s), and only to the extent, that a related Option is exercisable, will expire no later than the related Option expires and will not be transferable except to the extent that such related Option may be transferable. An Appreciation Right granted in connection with an Incentive Stock Option may be exercised only when the market price of the Common Stock subject to the Incentive Stock Option exceeds the exercise price set forth in the Incentive Stock Option.

    An Appreciation Right granted without relationship to an Option will be exercisable for the period of time determined by the Compensation Committee, which shall not exceed 10 years from the date of grant. An Appreciation Right granted without relationship to an Option will specify the number of shares to which it relates and will entitle the holder, upon exercise of the Appreciation Right, to receive at the Compensation Committee's discretion, (1) a cash payment of an amount determined by multiplying (A) the difference obtained by subtracting (i) the amount assigned to the Appreciation Right by the Compensation Committee on the date of grant (which shall not be less than the Fair Market Value of a share of Common Stock on the date of grant) from (ii) the Fair Market Value of a share of Common Stock on the date of exercise of such Appreciation Right, by (B) the number of shares as to which such Appreciation Right will have been exercised, or (2) a number of whole shares of Common Stock determined by dividing (A) the dollar amount calculated in (1) above by (B) the Fair Market Value of a share of Common Stock on the date of exercise of such Appreciation Right.

Terms and Conditions of Performance Units

    The value of Performance Units may be measured in whole or in part by the value of shares of Common Stock, the performance of a participant, the performance of the Company or any Business Unit or any combination thereof, and may be payable in cash and/or shares of Common Stock as determined by the Compensation Committee. At the time a Performance Unit is granted, the Compensation Committee will determine one or more Performance Goals to be achieved with respect to such Performance Unit during the applicable performance period and a schedule indicating the value of the Performance Unit at various levels of performance relative to the Performance Goal(s). No performance period will exceed 10 years from the date of the grant. At the end of the applicable performance period, the Compensation Committee will determine the extent to which a Performance Goal has been attained in order to establish the amount of cash payment to be made, or the number of shares of Common Stock to be issued, if any. The number of shares of Common Stock issued upon attainment of a Performance Goal(s) will be determined by dividing the value of the Performance Unit by the Fair Market Value of a share of Common Stock on the date the shares of Common Stock are to be issued.

Terms and Conditions of Restricted Units

    At the time a Restricted Unit is granted, the Compensation Committee will determine the vesting period of the Restricted Unit, which will not be less than three years or greater than 10 years from the date of grant. The Restricted Unit will vest if the participant remains employed by the Company or one of its Business Units for the entire vesting period established by the Compensation Committee. Upon a Restricted Unit becoming vested, the participant will be paid in cash and/or shares of Common Stock as determined by the Compensation Committee.

    If the Restricted Unit is payable in cash, a cash amount equivalent in value to the Fair Market Value of one share of Common Stock on the last day of the vesting period, subject to any maximum value determined by the Compensation Committee at the time of grant, will be paid with respect to each such Restricted Unit granted to a participant. If the Restricted Unit is payable in shares of Common Stock, one share of Common Stock, subject to any maximum number determined by the Compensation Committee at the time of grant, will be issued with respect to each such Restricted Unit granted to the participant.

Effect of Termination of Employment

    Appreciation Rights or Options will expire immediately upon termination of employment, except (1) if employment is terminated by the Company other than for cause then the Appreciation Rights and Options will expire three months thereafter unless by their terms they expire sooner; (2) if an employee retires at normal retirement age, retires with the consent of the Company at an earlier date or becomes permanently and totally disabled while employed by the Company, the Appreciation Rights and Options will continue to vest, be exercisable and expire in accordance with their terms; (3) if an employee dies while employed by the Company, the Appreciation Rights and Options will become fully exercisable as of the date of death and will expire three years after the date of death unless by their terms they expire sooner; (4) if an employee dies or becomes permanently and totally disabled within the three months referred to in (1) above, the Appreciation Rights and Options will become fully exercisable as of the date of death or permanent disability and will expire, in the case of death, one year after the date of such death, and in the case of permanent and total disability, in accordance with their terms; (5) if an employee dies or becomes permanently and totally disabled subsequent to the time the employee retires at normal retirement age or retires with the consent of the Company, the Appreciation Rights and Options will fully vest as of the date of death or permanent and total disability and will expire, in the case of death, one year after the date of death, and, in the case of permanent and total disability, in accordance with their terms.

    Restricted Stock, Performance Units and Restricted Units will expire immediately upon termination of employment, except (1) if employment is terminated due to death, all Restricted Stock or Restricted Units subject to restrictions at the time of death will no longer be subject to restrictions; (2) if an employee retires at normal retirement age or retires with the consent of the Company at an earlier date or becomes permanently and totally disabled, all Restricted Stock, Performance Units and Restricted Units will continue to vest over the applicable vesting or performance period provided that during these periods the employee does not engage in or assist any business that the Company determines to be in competition with the Company's businesses; and (3) in the event a holder of Performance Units ceases to be an employee prior to the end of a performance period, the Compensation Committee will determine whether to make any payment to the employee in respect of such Performance Unit and the timing of such payment, if any.

Terms and Conditions of Options Granted to Directors

    Every year, directors will be granted a number of options under the 2001 SIP determined pursuant to a formula approved and adopted by the Board from time to time. The Board will have the discretion to set the vesting terms for all Options granted to directors, including the discretion to grant Options to directors that vest immediately upon grant. Options granted to directors will have a term of 10 years. Currently under the DSOP, (1) on the last Thursday of each October each director receives a grant of Options to purchase the number of shares of common stock equal to the greater of (x) 10,000 shares of Common Stock and (y) the number of shares of Common Stock determined by dividing (i) the product of four times the then-existing annual retainer fee, by (ii) the Fair Market Value of the Common Stock on the grant date, and (2) on the last Thursday of the month they join the Board, new directors currently receive an initial grant of Options to purchase the number of shares equal to two times the number calculated according to the foregoing formula. The Board also will have the authority to make discretionary grants of Options to directors from time to time.

    Directors also may be granted Options under the 2001 SIP by making an election to convert all or a portion of their annual retainer into Options, provided that at the time the director makes such an election, the director meets the Company's stock ownership guidelines for directors established by the Board. On the day that a director who has elected to convert all or a portion of his/her annual retainer into Options otherwise would have received payment of a portion of the annual retainer, the director will receive a number of Options equal to (x) four times the amount of the annual retainer to be converted into Options on such date divided by (y) the Fair Market Value of the Common Stock on such date.

    Options held by directors whose service is terminated will expire as follows: (1) if a Director is removed from office by the Company's shareholders, is not nominated for reelection by the Board, or is nominated by the Board but is not reelected by the Company's shareholders, then the Options will expire one year after the date of removal or termination unless by their terms they expire sooner; (2) if the Director retires at or after age 65, or retires prior to age 65 with the consent of the Committee, the Options will continue to vest, be exercisable and expire in accordance with their terms; (3) if the Director dies or becomes permanently and totally disabled while serving in such capacity, the Options will expire five years after the date of death or permanent and total disability unless by their terms they expire sooner; (4) if the Director dies or becomes permanently and totally disabled within the one-year period referred to in (1) above, the Options will expire one year after the date of death or permanent and total disability unless by their terms they expire sooner; and (5) if the Director dies or becomes permanently and totally disabled within the five-year period referred to in (3) above, the Options will expire upon the later of five years after retirement or one year after the date of death or permanent and total disability unless by their terms they expire sooner.

Section 162(m)

    In order to comply with the requirements of Section 162(m) of the Code regarding performance-based compensation for certain awards under the 2001 SIP, the Compensation Committee will establish one or more criteria to measure performance ("Performance Criteria") and set performance objectives ("Performance Goals") with respect to such Performance Criteria for Tenet, one or more Business Units or an individual participant. A participant's right to receive any payment with respect to an award intended to qualify as performance-based compensation under Section 162(m) (a "Section 162(m) Award") is determined by the degree of achievement of a Performance Goal(s).

    The Performance Criteria for Section 162(m) Awards are limited to the following performance measures, taken alone or in conjunction with each other, each of which may be adjusted by the Compensation Committee to exclude the before-tax or after-tax effects of any significant acquisitions or dispositions not included in the calculations made in connection with setting the Performance Criteria for the relevant Incentive Award:

    (1) Basic or diluted earnings per share of common stock, which may be calculated (A) as income calculated in accordance with (4) below, divided by (x) the weighted average number of shares, in the case of basic earnings per share, and (y) the weighted average number of shares and shares equivalents of common stock, in the case of diluted earnings per share, or (B) using such other method as may be specified by the Compensation Committee;

    (2) Cash flow, which may be calculated or measured in any manner specified by the Compensation Committee;

    (3) Economic value added, which is after-tax operating profit less the annual total cost of capital;

    (4) Income, which may include, without limitation, net income and operating income and may be calculated or measured (A) before or after income taxes, including or excluding interest, depreciation and amortization, minority interests, extraordinary items and other material non-recurring items, discontinued operations, the cumulative effect of changes in accounting policies and the effects of any tax law changes; or (B) using such other method as may be specified by the Compensation Committee;

    (5) Quality of service and/or patient care which may be measured by (A) the extent to which the Company achieves pre-set quality objectives including, without limitation, patient satisfaction objectives, or (B) such other method as may be specified by the Compensation Committee;

    (6) Return measures (including, but not limited to, return on assets, capital, equity, or sales), which may be calculated or measured in any manner specified by the Compensation Committee; or

    (7) The price of the Common Stock or the Company's preferred stock (including, but not limited to, growth measures and total shareholder return), which may be calculated or measured in any manner specified by the Compensation Committee.

    Awards that are not Section 162(m) Awards may be based not only on the foregoing Performance Criteria, but also on any other criteria selected by the Compensation Committee or no criteria at all. All determinations regarding the achievement of Performance Goals, and the determination of which awards are intended to qualify as Section 162(m) Awards, are made by the Compensation Committee.

Limits on Awards

    The maximum number of shares of Common Stock or stock units underlying Incentive Awards that may be granted to any person during any period of five consecutive fiscal years of the Company, beginning with fiscal year 2002, will not exceed an average of 1,000,000 shares per year, either individually or in the aggregate, with respect to all such types of awards. To the extent required by Section 162(m), awards subject to the foregoing limit that are cancelled will not again be available for grant under this limit. The maximum dollar amount of cash compensation in respect of Performance Units that may be paid to any person during any period of five consecutive fiscal years of the Company, beginning with fiscal year 2002, will not exceed an average of $5,000,000 per year.

Adjustment Provisions

    In the event of a Change of Control (defined in the 2001 SIP as (i) a Person becoming the beneficial owner of 20 percent or more of the outstanding voting securities of Tenet, or (ii) any Person making a filing with respect to the Company under Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended, which filing discloses an intent to acquire control of the Company in a transaction or series of transactions not approved by the Board), the 2001 SIP provides that all Options held by directors will be fully vested and any restrictions upon exercise will immediately cease, and permits the Compensation Committee to take any one or more of the following actions with respect to all participants other than directors: (1) accelerate the vesting and/or performance periods of, or where applicable make fully payable, any outstanding Incentive Awards; (2) determine that all or any portion of conditions and/or restrictions associated with any Incentive Award have been met; (3) grant a cash bonus award to any of the holders of outstanding Options; (4) grant Appreciation Rights to holders of outstanding Options; (5) pay cash to any or all Option holders in exchange for the cancellation of their outstanding Options; (6) make any other adjustments or amendments to the 2001 SIP and outstanding Incentive Awards and substitute new Incentive Awards.

    Awards also may be adjusted in the event of unusual events such as distributions in connection with a merger or reorganization or stock splits. In addition, upon the dissolution or liquidation of Tenet, a sale of all or substantially all of Tenet's assets, or in the event of a reorganization, merger or consolidation of Tenet with one or more corporations as a result of which Tenet is not the surviving corporation or survives as a subsidiary of another corporation, all Incentive Awards then outstanding under the 2001 SIP will immediately vest and become exercisable in full for their remaining terms, unless provisions are made for the continuation of the 2001 SIP and the assumption or substitution of all outstanding Incentive Awards.

Transferability

    Incentive Awards granted under the 2001 SIP, will not be transferable other than (1) by will or the laws of descent and distribution, (2) pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder, or (3) by gift, and not for value, during a participant's lifetime to a revocable trust that has the same taxpayer identification number as the participant and of which the participant is the trustee but only if such gift (A) would not result in the Company losing all or any part of the tax deduction to which it would be entitled, (B) does not otherwise adversely affect the interests of the Company as determined by the Compensation Committee, and (C) complies with all rules and regulations regarding such gifts established by the Company from time to time. The Compensation Committee in its discretion may permit other transfers of Incentive Awards and may establish guidelines pursuant to which other transfers will be permissible.

Amendment and Termination of the 2001 SIP

    The Compensation Committee will have the authority to amend, suspend or terminate the 2001 SIP at any time. The Compensation Committee may not amend the 2001 SIP in any respect that materially increases the benefits available under the 2001 SIP without the approval of the shareholders of the Company, including without limitation, (1) amending the provision relating to reducing the exercise price per share of Options, (2) increasing the number of shares of Common Stock that may be issued, transferred or exercised pursuant to Incentive Awards under the 2001 SIP, or (3) changing the types or terms of Incentive Awards that may be made under the 2001 SIP.

Certain Federal Income Tax Consequences

    The following is a general description of the Federal income tax consequences to participants and Tenet relating to Incentive Awards that may be granted under the 2001 SIP. This discussion does not purport to cover all tax consequences relating to Options or other awards, and assumes, with respect to deductibility of compensation by Tenet, that to the extent applicable, the requirements of Section 162(m) have been satisfied.

    A participant who receives Options or Appreciation Rights generally will not recognize any income, nor will Tenet be entitled to any tax deduction, in the year of the grant. At the time that an Option (other than an Incentive Stock Option) or Appreciation Right is exercised, the participant will recognize ordinary income in an amount equal to the excess of (a) the fair market value of the shares purchased (or subject to an Appreciation Right) over (b) the exercise price of the Option for such shares (or the price stated in an Appreciation Right). Such income will be subject to withholding of any applicable Federal or State income taxes. Tenet generally will be entitled to a tax deduction in an amount equal to the amount includible in the income of the participant in the taxable year in which the participant is required to recognize the income. Payment of any cash bonus award in connection with the exercise of an Option or Appreciation Right similarly will be taxed to the participant as ordinary income and Tenet will be entitled to a tax deduction in the same amount.

    A participant who disposes of Common Stock received upon the exercise of an Option (other than an Incentive Stock Option) will recognize capital gain (or loss) in an amount equal to the difference between (a) the amount realized on the disposition of the shares, and (b) the fair market value of the shares on the date on which the Option was exercised. The capital gain (or loss) will be considered long-term if the Common Stock received upon exercise of the Option (other than an Incentive Stock Option) is held for more than one year after the Option was exercised. Tenet is not entitled to any deduction for Federal income tax purposes upon a participant's disposition of stock received upon the exercise of an Option (other than, in the circumstances described below, an Incentive Stock Option).

    An employee will recognize no income for Federal income tax purposes upon the grant or the exercise of an Incentive Stock Option, provided that the exercise occurs during employment or within three months after termination, other than in the case of death or disability. If the Common Stock acquired upon the exercise of an Incentive Stock Option is held for a minimum of both (a) two years from the date of grant of the Incentive Stock Option and (b) one year from the date of exercise of the Incentive Stock Option, then any gain or loss recognized by the employee on the sale of such Common Stock will be treated as a long-term capital gain or loss and Tenet will not be entitled to any deduction for Federal income tax purposes.

    If an employee disposes of any of the Tenet Common Stock acquired on the exercise of an Incentive Stock Option within either (a) two years from the date of the grant of the Incentive Stock Option or (b) one year from the date of exercise of the Incentive Stock Option (a "Disqualifying Disposition"), then the employee will be required to recognize as ordinary income in the year of the Disqualifying Disposition an amount equal to the excess of (x) the fair market value of the Tenet Common Stock on the date of exercise over (y) the purchase price paid for the Tenet Common Stock. If, however, the employee sells or exchanges Common Stock in a Disqualifying Disposition and the amount realized on such sale or exchange is less than the fair market value of the Tenet Common Stock on the date of exercise of the Incentive Stock Option, then the amount of ordinary income that the employee will be required to recognize will not exceed the excess of (i) the amount realized from the Disqualifying Disposition over (ii) the purchase price paid for the Tenet Common Stock. Any amount realized in a Disqualifying Disposition by the employee in excess of the fair market value of the Tenet Common Stock on the exercise date will be treated as capital gain, and as long-term capital gain if the employee has held the Tenet Common Stock for more than one year at the time of the disqualifying Disposition. In the event of a Disqualifying Disposition, Tenet generally will receive a deduction for Federal income tax purposes equal to the amount the employee is required to recognize as ordinary income in the year of the Disqualifying Disposition.

    For alternative minimum tax purposes, an employee who exercises an Incentive Stock Option must include the excess of (a) the fair market value of the shares acquired upon exercise of an Incentive Stock Option on the date of exercise over (b) the purchase price paid for the shares, as an adjustment item in computing his or her alternative minimum taxable income in the taxable year in which the exercise occurs, unless the employee disposes of the shares in the same taxable year as the year of exercise for an amount less than the fair market value of the shares on the date of the exercise, in which case the excess of (x) the amount realized on the disposition over (y) the purchase price paid for the shares, if any, must be included as an item of adjustment in the computation of alternative minimum taxable income.

    A participant who receives Restricted Stock, Restricted Units or Performance Units payable in stock will not recognize income for Federal income tax purposes until such time as the restrictions on the transfer of the Restricted Stock, Restricted Units or Performance Units lapse or until such time as the Restricted Stock, Restricted Units or Performance Units are not subject to a substantial risk of forfeiture. At that time, the participant will recognize ordinary income on the excess of (a) the fair market value of the Common Stock on the earlier of the date the transfer restrictions lapse or the date the Restricted Stock, Restricted Units or Performance Units are no longer subject to a substantial risk of forfeiture over (b) the amount, if any, paid for such shares. Such income will be subject to withholding of any applicable Federal or State income taxes. Tenet then will be entitled to take a tax deduction in an amount equal to the ordinary income recognized by the Participant. Dividends paid on the Restricted Stock, Restricted Units or Performance Units prior to termination of the restrictions will be taxed to the participant as ordinary income.

    A participant who receives Restricted Units or Performance Units payable in cash will not recognize income for Federal income tax purposes until the Restricted Units or Performance Units vest. At that time, the participant will recognize ordinary income on the amount of cash paid to the participant upon the vesting of such Restricted Units or Performance Units. Tenet generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the participant, at the time the participant is required to recognize such income.

New Plan Benefits

    Future benefits under the 2001 SIP are not currently determinable. For informational purposes, the table below sets forth the number of Options awarded under the Company's 1991 SIP, DSOP, 1995 SIP and 1999 Broad-Based Stock Incentive Plan during fiscal year 2001 to Tenet's named executive officers individually, the executive officers as a group (the "Executive Group"), all current directors who are not executive officers as a group (the "Non-Executive Director Group"), and all employees, including all current officers who are not executive officers, as a group (the "Non-Executive Officer Employee Group").

Name and Position	Shares Underlying Option Awards
Jeffrey C. Barbakow Chairman and Chief Executive Officer	1,000,000	(1)
David L. Dennis Vice Chairman, Chief Corporate Officer and Chief Financial Officer in the Office of the President	150,000
Thomas B. Mackey Chief Operating Officer in the Office of the President	150,000	(2)
Raymond L. Mathiasen Executive Vice President & Chief Accounting Officer	100,000
Christi R. Sulzbach Executive Vice President & General Counsel	115,000
Executive Group	1,515,000
Non-Executive Director Group	100,000
Non-Executive Officer Employee Group	5,557,308

(1)
In addition, on June 1, 2001, Mr. Barbakow was granted options under the 1995 SIP to purchase 1,000,000 shares of common stock at $45.42 per share, the closing price of the Company's common stock on the date of grant.

(2)
In addition, on June 1, 2001, Mr. Mackey was granted options under the 1995 SIP to purchase 450,000 shares of common stock at $45.42 per share, the closing price of the Company's common stock on the date of grant.

Shareholder Approval

    This proposal will be approved if a majority of the votes present or represented by proxy and entitled to vote on the proposal at the Annual Meeting are cast for approval of the proposal. Shares will be counted as voting against the proposal if they are voted against the proposal or abstain from voting. Broker nonvotes will be counted for purposes of determining the presence or absence of a quorum but will not change the number of votes cast for or against the proposal and will not be treated as shares entitled to vote. Unless marked to the contrary, proxies will be voted FOR the approval of the 2001 SIP.

    The Board recommends that shareholders vote FOR the approval of the 2001 Stock Incentive Plan.

3.  APPROVAL OF THE 2001 ANNUAL INCENTIVE PLAN

    On May 23, 2001, the Board adopted, subject to shareholder approval, the 2001 Annual Incentive Plan (the "2001 AIP") upon the recommendation of the Compensation Committee. The purpose of the 2001 AIP is to enhance shareholder value and promote the attainment of significant business objectives of the Company by basing a portion of an employee's compensation on the performance of such employee, his or her Business Unit and/or the Company. If the 2001 AIP is approved by the Company's shareholders, it will replace the 1997 AIP.

    The primary features of the 2001 AIP are summarized below. The summary is qualified by, and subject to, the provisions of the 2001 AIP, a copy of which is attached as Appendix B and should be referred to for a complete statement of the terms of the 2001 AIP. Capitalized terms not defined herein have the meaning given such terms in the 2001 AIP.

Administration and Eligibility

    The 2001 AIP will be administered by the Compensation Committee, which is composed entirely of directors (1) who satisfy the requirements of a "nonemployee director" for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and (2) who satisfy the requirements of an "outside director" for purposes of Section 162(m) of the Code. The Compensation Committee has authority to interpret the 2001 AIP, to determine the terms and provisions of awards and to make all other determinations relating to the 2001 AIP.

    Any employee who is a key employee of the Company in the judgment of the Compensation Committee is eligible to participate in the 2001 AIP. The Compensation Committee determines who is to be treated as a Covered Employee for purposes of Section 162(m) of the Code. Approximately 1,000 employees currently are considered to be eligible to participate in the 2001 AIP.

Determination of Awards

    Each year the Compensation Committee will establish one or more Performance Criteria, set the annual Performance Goal(s) with respect to such Performance Criteria for the Company, a Business Unit or an individual, establish the weighting to be given to the Performance Criteria and Performance Goal(s), designate whether an award will be a Section 162(m) Award and set Target Awards.

    The Performance Criteria for Section 162(m) Awards are limited to the following performance measures, taken alone or in conjunction with each other, each of which may be adjusted by the Compensation Committee to exclude the before-tax or after-tax effects of any significant acquisitions or dispositions not included in the calculations made in connection with setting the Performance Criteria for the relevant award:

    (1) Basic or diluted earnings per share of common stock, which may be calculated (A) as income calculated in accordance with (4) below, divided by (x) the weighted average number of shares, in the case of basic earnings per share, and (y) the weighted average number of shares and shares equivalents of common stock, in the case of diluted earnings per share, or (B) using such other method as may be specified by the Compensation Committee;

    (2) Cash flow, which may be calculated or measured in any manner specified by the Compensation Committee;

    (3) Economic value added, which is after-tax operating profit less the annual total cost of capital;

    (4) Income, which may include, without limitation, net income and operating income and may be calculated or measured (A) before or after income taxes, including or excluding interest, depreciation and amortization, minority interests, extraordinary items and other material non-recurring items, discontinued operations, the cumulative effect of changes in accounting policies and the effects of any tax law changes; or (B) using such other method as may be specified by the Compensation Committee;

    (5) Quality of service and/or patient care which may be measured by (A) the extent to which the Company achieves pre-set quality objectives including, without limitation, patient satisfaction objectives, or (B) such other method as may be specified by the Compensation Committee;

    (6) Return measures (including, but not limited to, return on assets, capital, equity, or sales), which may be calculated or measured in any manner specified by the Compensation Committee; or

    (7) The price of the Common Stock or the Company's preferred stock (including, but not limited to, growth measures and total shareholder return), which may be calculated or measured in any manner specified by the Compensation Committee.

    Awards that are not Section 162(m) Awards may be based not only on the foregoing Performance Criteria, but also on any other criteria related to performance selected by the Compensation Committee. All determinations regarding the achievement of Performance Goals, and the determination of which awards are intended to qualify as Section 162(m) Awards, are made by the Compensation Committee.

Amount Available for Awards

    The Committee will determine the amount available for payment of awards in any year or any other measurement period. The aggregate maximum amount that may be paid to a participant during any fiscal year with respect to all awards under the 2001 AIP will be $10,000,000.

Distribution of Awards

    Awards under the 2001 AIP for a particular year or other measurement period will be paid in cash promptly after the end of that year or other measurement period. Although awards to Covered Employees under the 2001 AIP are intended to comply with Section 162(m), to the extent that the Company's tax deduction for remuneration in respect of the payment of an award to a Covered Employee would be disallowed under Section 162(m) by reason of the fact that such Covered Employee's applicable employee remuneration, as defined in Section 162(m)(4), either exceeds or, if such award were paid, would exceed, the $1,000,000 limitation in Section 162(m)(1), the Compensation Committee may, in its sole discretion, defer the payment of such award; provided that the Committee may at any time accelerate the payment of previously deferred awards. Deferred awards will be deemed credited at a rate determined by the Compensation Committee from time to time.

Termination of Employment

    A participant must be actively employed by the Company on the date the amount payable with respect to his/her award is determined by the Compensation Committee (the "Determination Date") in order to be entitled to payment of any award for that year or other measurement period. A participant whose employment is terminated prior to the Determination Date for any reason, other than discharge for cause or voluntary resignation, may receive a full or partial award as determined by the Compensation Committee.

Amendment and Termination

    The Compensation Committee may at any time amend, suspend or discontinue the 2001 AIP, in whole or in part. The Compensation Committee may at any time alter or amend any or all award documents under the 2001 AIP to the extent permitted by law. No such action will be effective with respect to any Section 162(m) award to any Covered Employee without approval of the Company's shareholders if such approval is required by Section 162(m)(4)(C).

New Plan Benefits

    Future benefits under the 2001 AIP are not currently determinable. For informational purposes, the table below sets forth the awards payable for fiscal year 2001 under the 1997 AIP to Tenet's named executive officers individually, the executive officers as a group (the "Executive Group"), all current directors who are not executive officers as a group (the "Non-Executive Director Group"), and all employees, including all current officers who are not executive officers, as a group (the "Non-Executive Officer Employee Group").

Name and Position	Dollar Value
Jeffrey C. Barbakow Chairman and Chief Executive Officer	$2,000,000
David L. Dennis Vice Chairman, Chief Corporate Officer and Chief Financial Officer in the Office of the President	$1,611,090
Thomas B. Mackey Chief Operating Officer in the Office of the President	$1,611,090
Raymond L. Mathiasen Executive Vice President & Chief Accounting Officer	$722,813
Christi R. Sulzbach Executive Vice President & General Counsel	$719,304
Executive Group	$6,664,297
Non-Executive Director Group (1)	-0-
Non-Executive Officer Employee Group	$90,434,633

(1)
Nonemployee directors were not eligible to participate in the 1997 AIP and will not be eligible to participate in the 2001 AIP.

Shareholder Approval

    This proposal will be approved if a majority of the votes present or represented by proxy and entitled to vote on the proposal at the Annual Meeting are cast for approval of the proposal. Shares will be counted as voting against the proposal if they are voted against the proposal or abstain from voting. Broker nonvotes will be counted for purposes of determining the presence or absence of a quorum but will not change the number of votes cast for or against the proposal and will not be treated as shares entitled to vote. Unless marked to the contrary, proxies will be voted FOR the approval of the Plan.

    The Board recommends that shareholders vote FOR the approval of the 2001 Annual Incentive Plan.

4.  RATIFICATION OF SELECTION OF AUDITORS

    On the recommendation of the Audit Committee, the Board has selected KPMG LLP to serve as independent auditors for the fiscal year ending May 31, 2002. KPMG LLP is familiar with the operations of the Company and together with its predecessor organizations have been the Company's auditors since the Company's inception. The Audit Committee of the Board is satisfied with KPMG LLP's reputation in the auditing field, its personnel, its professional qualifications and its independence.

    KPMG LLP representatives will attend the Annual Meeting and respond to questions where appropriate. KPMG LLP representatives may make a statement at the Annual Meeting should they so desire.

Shareholder Approval

    Ratification of the selection of the independent auditors by the shareholders requires that the votes cast in favor of ratification exceed the votes cast opposing ratification, provided a quorum is present. Abstentions and broker nonvotes will not be counted. If a favorable vote is not obtained, other auditors will be selected by the Board. Unless marked to the contrary, proxies will be voted FOR the ratification of the selection of KPMG LLP as the Company's auditors.

    The Board of Directors recommends that shareholders vote FOR the ratification of the selection of KPMG LLP as the Company's auditors.

DATE FOR RECEIPT OF SHAREHOLDER PROPOSALS

    Any shareholder proposal intended to be presented at the next annual meeting and included in the Company's proxy statement and form of proxy relating to that meeting must be received by the Company's Secretary by April 22, 2002. Any such proposal must comply with Rule 14a-8 of the Securities and Exchange Commission.

    The Company's bylaws provide that any shareholder wishing to nominate a candidate for director or to propose other business at the next annual meeting must give the Company written notice between June 12, 2002, and July 12, 2002. The notice must comply with the requirements of the Company's bylaws. Any such nomination or other business will not be included in the Company's proxy materials for the next annual meeting but may be brought before the meeting.

    Any proposal or nomination for which notice is not received by the Company's Secretary by July 12, 2002, will not be considered at the next annual meeting.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and holders of more than 10 percent of our common stock to file with the Securities and Exchange Commission reports regarding their ownership and changes in ownership of our securities. During fiscal year 2001, all directors, executive officers and 10 percent shareowners complied with all Section 16(a) filing requirements. In making this statement, the Company has relied upon examination of the copies of Forms 3, 4 and 5 provided to the Company and the written representations of its directors, executive officers and 10 percent shareowners.

By Order of the Board of Directors

Richard B. Silver Secretary

Santa Barbara, California
August 20, 2001

Appendix A

TENET HEALTHCARE CORPORATION
2001 STOCK INCENTIVE PLAN

1.  Purpose of the Plan.

    The purpose of the Tenet Healthcare Corporation 2001 Stock Incentive Plan is to promote the interests of the Company and its shareholders by strengthening the Company's ability to attract, motivate and retain Employees, Directors, advisors and consultants of training, experience and ability, and to provide a means to encourage stock ownership and a proprietary interest in the Company to Directors, officers and valued Employees of the Company and consultants and advisors to the Company upon whose judgment, initiative, and efforts the financial success and growth of the business of the Company largely depend.

2.  Definitions.

      (a) "Affiliate" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

      (b) "Annual Retainer" means the annual retainer for Directors established by the Committee or the Board from time to time, but does not include meeting fees and committee fees.

      (c) "Appreciation Right" means an award made under Section 9.

      (d) "Associate" shall have the meanings ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

      (e) "Board" means the Board of Directors of the Company.

      (f)  "Business Unit" means any facility, region, division, group, subsidiary or other unit within the Company that is designated by the Committee to constitute a Business Unit.

      (g) "Change in Control" of the Company means a Person, alone or together with its Affiliates and Associates, becoming the beneficial owner of 20% or more of the general voting power of the Company or any Person making a filing with respect to the Company under Sections 13(d) or 14(d) of the Exchange Act, which filing discloses an intent to acquire control of the Company in a transaction or series of transactions not approved by the Board.

      (h) "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute and the regulations promulgated thereunder, as it or they may be amended from time to time.

      (i)  "Committee" means the Compensation Committee of the Board, unless the Board appoints another committee to administer the Plan.

      (j)  "Common Stock" means the $0.075 par value Common Stock of the Company.

      (k) "Company" means Tenet Healthcare Corporation, a Nevada corporation.

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      (l)  "Director" means a member of the Board of the Company who is not an Employee or a former Employee who is receiving severance or retirement benefits (other than under the Tenet Healthcare Corporation Amended and Restated Supplemental Executive Retirement Plan, as it may be amended from time to time) from the Company or any of its present or future Business Units.

      (m) "Eligible Person" means an Employee, Director, advisor or consultant of the Company or any of its present or future Business Units.

      (n) "Employee" means any executive officer or other employee of the Company, or of any of its present or future Business Units.

      (o) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time or any successor statute.

      (p) "Fair Market Value" means the closing price of a share of Common Stock on the New York Stock Exchange on the date as of which fair market value is to be determined or the actual sale price of the shares acquired upon exercise if the shares are sold in a same day sale, or if no sales were made on such date, the closing price of such shares on the New York Stock Exchange on the next preceding date on which there were such sales.

      (q) "Incentive Award" means an Option, Restricted Stock, an Appreciation Right, a Performance Unit, a Restricted Unit, a Section 162(m) Award or a cash bonus award granted under the Plan.

      (r)  "Incentive Stock Option" means an Option intended to qualify under Section 422 of the Code and the Treasury regulations thereunder.

      (s)  "Option" means an Incentive Stock Option or a nonqualified stock option.

      (t)  "Participant" means any Eligible Person selected to receive an Incentive Award pursuant to Section 5.

      (u) "Plan" means the Tenet Healthcare Corporation 2001 Stock Incentive Plan as set forth herein, as it has been or may be amended and/or restated from time to time.

      (v) "Performance Criterion" or "Performance Criteria" means any one or more of the following performance measures, taken alone or in conjunction with each other, each of which may be adjusted by the Committee to exclude the before-tax or after-tax effects of any significant acquisitions or dispositions not included in the calculations made in connection with setting the Performance Criterion or Performance Criteria for the relevant Incentive Award:

        (1) Basic or diluted earnings per share of common stock, which may be calculated (A) as income calculated in accordance with Section 2(v)(4), divided by (x) the weighted average number of shares, in the case of basic earnings per share, and (y) the weighted average number of shares and shares equivalents of common stock, in the case of diluted earnings per share, or (B) using such other method as may be specified by the Committee;

        (2) Cash flow, which may be calculated or measured in any manner specified by the Committee;

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        (3) Economic value added, which is after-tax operating profit less the annual total cost of capital;

        (4) Income, which may include, without limitation, net income and operating income and may be calculated or measured (A) before or after income taxes, including or excluding interest, depreciation and amortization, minority interests, extraordinary items and other material non-recurring items, discontinued operations, the cumulative effect of changes in accounting policies and the effects of any tax law changes; or (B) using such other method as may be specified by the Committee;

        (5) Quality of service and/or patient care, which may be measured by (A) the extent to which the Company achieves pre-set quality objectives including, without limitation, patient satisfaction objectives, or (B) such other method as may be specified by the Committee;

        (6) Return measures (including, but not limited to, return on assets, capital, equity, or sales), which may be calculated or measured in any manner specified by the Committee; or

        (7) The price of the Common Stock or the Company's preferred stock. (including, but not limited to, growth measures and total shareholder return), which may be calculated or measured in any manner specified by the Committee.

      (w) "Performance Goals" means the performance objectives with respect to one Performance Criterion or two or more Performance Criteria established by the Committee for the Company, a Business Unit or an individual for the purpose of determining whether, and the extent to which, a Section 162(m) Award will be awarded or paid.

      (x) "Performance Unit" means a grant made under Section 10.

      (y) "Person" means an individual, firm, corporation or other entity or any successor to such entity, but "Person" shall not include the Company, any subsidiary of the Company, any employee benefit plan or employee stock plan of the Company, or any Person organized, appointed, established or holding Voting Stock by, for or pursuant to the terms of such a plan or any Person who acquires 20% or more of the general voting power of the Company in a transaction or series of transactions approved prior to such transaction or series of transactions by the Board.

      (z) "Restricted Stock" means an award of shares of Common Stock made under Section 8.

      (aa) "Restricted Unit" means an award made under Section 11.

      (bb) "Section 162(m)" means Section 162(m) of the Code and regulations and governmental interpretations thereunder.

      (cc) "Section 162(m) Award" means a grant of Options, Restricted Stock, Performance Units or Restricted Units meeting the requirements of Code Section 162(m).

      (dd) "Voting Stock" means shares of the Company's capital stock having general voting power, with "voting power" meaning the power under ordinary circumstances (and not merely upon the happening of a contingency) to vote in the election of directors.

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3.  Shares of Common Stock Subject to the Plan.

      (a) Subject to the provisions of Section 3(d) and Section 14, the aggregate number of shares of Common Stock that may be issued under the Plan is 40,000,000 shares of Common Stock.

      (b) Notwithstanding anything in the Plan to the contrary, the aggregate number of shares of Common Stock that may be issued to settle grants of Restricted Stock, Appreciation Rights, Performance Units and Restricted Units under the Plan shall not exceed 4,000,000 shares.

      (c) The shares of Common Stock to be delivered under the Plan will be made available, at the discretion of the Board or the Committee, either from authorized but unissued shares of Common Stock or from previously issued shares of Common Stock reacquired by the Company, including shares purchased on the open market or through the use of derivative instruments.

      (d) If any share of Common Stock that is the subject of an Incentive Award is not issued or transferred and ceases to be issuable or transferable for any reason, such share of Common Stock will no longer be charged against the limitations provided for in Section 3(a) and (b) and may again be made subject to Incentive Awards. Shares as to which an Option has been surrendered in connection with the exercise of a related Appreciation Right, however, will not again be available for the grant of any further Incentive Awards. Incentive Awards shall not be applied against the limitations provided for in Section 3(a) and 3(b) to the extent they are paid out in cash and not in Common Stock.

4.  Administration of the Plan.

      (a) The Plan will be administered by the Committee, which will consist of two or more persons (1) who satisfy the requirements of a "nonemployee director" for purposes of Rule 16b-3 under the Exchange Act, and (2) who satisfy the requirements of an "outside director" for purposes of Section 162(m).

      (b) The Committee has and may exercise such powers and authority of the Board as may be necessary or appropriate for the Committee to carry out its functions as described in the Plan. The Committee has authority in its discretion to determine the Eligible Persons to whom, and the time(s) at which, Incentive Awards may be granted and the number of shares, units, or Appreciation Rights subject to each Incentive Award. The Committee has authority to interpret the Plan, to make determinations as to whether a Participant or a Director is permanently and totally disabled, and to determine the terms and provisions of Incentive Awards. The Committee has authority to make all other determinations necessary or advisable for Plan administration and to prescribe and rescind rules and regulations relating to the Plan. All interpretations, determinations, and actions by the Committee will be final, conclusive, and binding upon all parties.

      (c) No member of the Board or the Committee will be liable for any action or determination made in good faith by the Board or the Committee with respect to the Plan or any Incentive Award under it.

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5.  Eligibility.

      (a) All Employees who have been determined by the Committee to be key Employees and all consultants and advisors to the Company, or to any Business Unit, present or future, that have been determined by the Committee to be key consultants or advisors are eligible to receive Incentive Awards under the Plan; provided, however, that only Employees who have been determined by the Committee to be key Employees of the Company or any subsidiary corporation (within the meaning of Section 424(f) of the Code) shall be eligible to receive Incentive Stock Options under the Plan.

      (b) All Directors are eligible to receive Options in accordance with Section 7.

      (c) No person will be eligible for the grant of any Incentive Stock Option who owns or would own immediately after the grant of such Option, directly or indirectly, stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or of any subsidiary corporation (within the meaning of Section 424(f) of the Code). This does not apply if, at the time such Incentive Stock Option is granted, the Incentive Stock Option price is at least 110% of the Fair Market Value of the Common Stock on the date of the grant. In this event, the Incentive Stock Option is not exercisable after the expiration of five years from the date of grant.

      (d) The Committee has authority, in its sole discretion, to determine and designate from time to time those Eligible Persons who are to be granted Incentive Awards, and the type and amount of Incentive Award to be granted. Each Incentive Award will be evidenced by a written instrument and may include such other terms and conditions consistent with the Plan as the Committee may determine.

6.  Terms and Conditions of Options.

      (a) The exercise price per share for each Option, including Options granted to Directors under Section 7, will be at least equal to the Fair Market Value of the Common Stock on the date of grant. Once an Option has been granted, (i) the exercise price per share for that Option may not be reduced, and (ii) that Option may not be cancelled and reissued, without shareholder approval, except as provided in Section 14.

      (b) Options shall vest and be exercised as determined by the Committee, but in no event may an Option be exercisable after 10 years from the date of grant.

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      (c) Upon the exercise of an Option, including Options granted to Directors under Section 7, the exercise price and any federal and state withholding obligation resulting from the exercise will be payable in full (1) in cash, (2) by the Participant irrevocably authorizing a broker approved in writing by the Company to sell shares of Common Stock acquired upon exercise of the Option and remitting to the Company a sufficient portion of the sale proceeds to pay the entire exercise price and any federal and state withholding resulting from such exercise, (3) in the discretion of the Committee, by the assignment and delivery to the Company of shares of Common Stock owned by the Participant, (4) in the discretion of the Committee, by a promissory note secured by shares of Common Stock bearing interest at a rate determined by the Committee, or (5) by a combination of any of the above. Any shares assigned and delivered to the Company in payment or partial payment of the exercise price will be valued at the Fair Market Value on the exercise date and shall be accompanied by an assignment separate from certificate and any other document(s) reasonably requested by the Company.

      (d) With respect to Incentive Stock Options granted under the Plan, the aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the number of shares with respect to which Incentive Stock Options are exercisable for the first time by an Employee during any calendar year (under the Plan or any other plan of the Company or a subsidiary corporation (within the meaning of Section 424(f) of the Code)) shall not exceed one hundred thousand dollars ($100,000) or such other limit as may be set forth in the Code.

      (e) No fractional shares will be issued pursuant to the exercise of an Option, including Options granted to Directors under Section 7, nor will any cash payment be made in lieu of fractional shares.

      (f)  With respect to the exercise of an Option under the Plan, the Participant may, in the discretion of the Committee, receive a replacement Option under the Plan to purchase a number of shares of Common Stock equal to the number of shares of Common Stock, if any, that the Participant delivered on exercise of the Option, with a purchase price equal to the Fair Market Value on the exercise date and with a term extending to the expiration date of the original Option.

      (g) All Incentive Stock Options shall be granted within 10 years from the date this Plan is adopted or is approved by the shareholders, whichever is earlier.

7.  Terms and Conditions of Options Granted to Directors.

      (a) The Board shall determine in its discretion the Directors to whom, and the time(s) at which, Options may be granted to Directors and the number of shares subject to such Option grants.

      (b) Each Option will be evidenced by a written instrument, which shall include such terms and conditions consistent with this Plan as the Committee may determine.

      (c) Options granted to Directors shall vest as determined by the Board, in its discretion, and may vest immediately upon grant.

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      (d) A Director may make an election between November 1 and December 15 of each year to convert all or a portion of his/her Annual Retainer for the following calendar year into Options; provided, however, that at the time the Director makes such an election, the Director meets the Company's stock ownership guidelines for Directors established by the Board from time to time.

        (1) Unless otherwise determined by the Board, on the day that a Director who has elected to convert all or a portion of his/her Annual Retainer into Options otherwise would have received payment of a portion of the Annual Retainer, the Director shall receive a number of Options equal to (x) four times the amount of the Annual Retainer to be converted into Options on such date divided by (y) the Fair Market Value of the Common Stock on such date.

        (2) Unless otherwise determined by the Board, Options granted under this Section 7(d) shall vest immediately and shall have a term of ten years.

        (3) A Director shall not transfer or otherwise dispose of the shares acquired upon exercising an Option granted under this Section 7(d) earlier than one year following the date of the exercise (except that a Director may dispose of a number of shares sufficient to pay the exercise price and any taxes withheld in connection with such exercise).

      (e) If a Director is removed from office by the Company's shareholders, is not nominated for reelection by the Board or is nominated by the Board but is not reelected by the Company's shareholders, then the Options granted hereunder will expire one year after the date of removal or failure to be elected unless by their terms they expire sooner.

      (f)  If the Director retires at or after age 65, or retires prior to age 65 with the consent of the Committee, the Options granted hereunder will continue to vest, be exercisable and expire in accordance with their terms.

      (g) If the Director dies or becomes permanently and totally disabled while serving in such capacity, the Options granted hereunder will expire five years after the date of death or permanent and total disability unless by their terms they expire sooner.

      (h) If the Director dies or becomes permanently and totally disabled within the one-year period referred to in Section 7(e), the Options granted hereunder will expire one year after the date of death or permanent and total disability unless by their terms they expire sooner. If the Director dies or becomes permanently and totally disabled within the five-year period referred to in Section 7(g), the Options granted hereunder will expire upon the later of the end of such five-year period or one year after the date of death or permanent and total disability unless by their terms they expire sooner.

8.  Terms and Conditions of Restricted Stock.

      (a) The Committee shall determine in its discretion the vesting period and any additional restrictions and conditions for Restricted Stock.

      (b) Restricted Stock shall consist of Common Stock and shall be represented by stock certificates registered in the name of the Participant. The Participant shall have all rights of a shareholder prior to the vesting of a grant of Restricted Stock, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto.

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      (c) Unless otherwise determined by the Committee, Restricted Stock may not be transferred, assigned or made subject to any encumbrance, pledge or charge until such Restricted Stock has vested and any other restrictions or conditions on such Restricted Stock are removed, have been satisfied or expire.

      (d) The certificates representing a grant of Restricted Stock will remain in the physical custody of the Company until such Restricted Stock has vested and any other restrictions or conditions on such Restricted Stock are removed, have been satisfied or expire.

      (e) The Committee may impose such other conditions on any Restricted Stock granted pursuant to the Plan as it may deem advisable, including, without limitation, restrictions under the Securities Act of 1933, as amended, under the requirements of any stock exchange on which the Common Stock is then listed and under any blue sky or other securities laws applicable to such Restricted Stock.

      (f)  Restricted Stock with vesting tied to a Performance Criterion or Performance Criteria shall have a minimum vesting period of at least one year. All other Restricted Stock shall have a minimum vesting period of at least three years.

9.  Terms and Conditions of Appreciation Rights.

      (a) The Committee may grant an Appreciation Right in connection with or without relationship to an Option. An Appreciation Right granted with relationship to an Option may be granted at the time the Option is granted or at any time thereafter during the term of the Option.

      (b) An Appreciation Right granted in connection with an Option will entitle the holder, upon exercise, to surrender such Option or any portion thereof, to the extent unexercised, with respect to the number of shares as to which such Appreciation Right is exercised, and to receive payment of an amount computed pursuant to Section 9(d). Such Option will cease to be exercisable to the extent and when surrendered.

      (c) Subject to Section 9(h), an Appreciation Right granted in connection with an Option hereunder will be exercisable at such time or times, and only to the extent, that a related Option is exercisable, will expire no later than the related Option expires and will not be transferable except to the extent that such related Option may be transferable.

      (d) Upon the exercise of an Appreciation Right granted in connection with an Option, the holder will be entitled to receive, at the Committee's discretion, (1) a cash payment determined by multiplying (A) the difference obtained by subtracting (i) the exercise price of the related Option from (ii) the Fair Market Value of a share of Common Stock on the date of exercise of such Appreciation Right, by (B) the number of shares as to which such Appreciation Right is being exercised, or (2) a number of whole shares of Common Stock determined by dividing (A) the dollar amount calculated in (1) above by (B) the Fair Market Value of a share of Common Stock on the date of exercise of such Appreciation Right.

      (e) An Appreciation Right granted without relationship to an Option will be exercisable for the period of time determined by the Committee, which shall not exceed 10 years from the date of grant.

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      (f)  An Appreciation Right granted without relationship to an Option will specify the number of shares to which it relates and will entitle the holder, upon exercise of the Appreciation Right, to receive, at the Committee's discretion, (1) a cash payment of an amount determined by multiplying (A) the difference obtained by subtracting (i) the amount assigned to the Appreciation Right by the Committee on the date of grant (which shall not be less than the Fair Market Value of a share of Common Stock on the date of grant) from (ii) the Fair Market Value of a share of Common Stock on the date of exercise of such Appreciation Right, by (B) the number of shares as to which such Appreciation Right will have been exercised, or (2) a number of whole shares of Common Stock determined by dividing (A) the dollar amount calculated in (1) above by (B) the Fair Market Value of a share of Common Stock on the date of exercise of such Appreciation Right.

      (g) At the time an Appreciation Right is granted, the Committee may determine the maximum amount payable with respect to such Appreciation Right; provided, however, that such maximum amount shall in no event be greater than the amount determined in accordance with Section 9(d) or 9(f), as the case may be.

      (h) An Appreciation Right granted in connection with an Incentive Stock Option may be exercised only when the market price of the Common Stock subject to the Incentive Stock Option exceeds the exercise price set forth in the Incentive Stock Option.

10. Terms and Conditions of Performance Units.

      (a) The value of Performance Units may be measured in whole or in part by the value of shares of Common Stock, the performance of the Participant, the performance of the Company or any Business Unit or any combination thereof. Such Performance Unit shall be payable in cash and/or shares of Common Stock as determined by the Committee.

      (b) At the time of a Performance Unit grant, the Committee shall determine a performance period applicable to the Performance Unit, one or more Performance Goals to be achieved during the applicable performance period and a schedule indicating the value of a Performance Unit at various levels of performance relative to the Performance Goal(s). No performance period shall be less than one year nor shall it exceed 10 years from the date of the grant. At the end of the applicable performance period, the Committee shall determine the extent to which a Performance Goal(s) have been attained in order to establish the amount of cash payment to be made, or the number of shares of Common Stock to be issued, if any. The number of shares of Common Stock issued upon attainment of a Performance Goal(s) shall be determined by dividing the value of the Performance Unit by the Fair Market Value of a share of Common Stock on the date such payment is to be made.

      (c) The Performance Goals applicable to a Performance Unit grant may be subject to such later revisions as the Committee shall deem appropriate to reflect significant unforeseen events such as changes in laws, regulations or accounting practices, or unusual or nonrecurring items or occurrences.

      (d) Performance Units shall be subject to such other restrictions and conditions as the Committee shall determine.

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11. Terms and Conditions of Restricted Units.

      (a) Restricted Units may be granted under the Plan based on a Participant's continued employment with the Company. Such Restricted Unit shall be payable in cash and/or shares of Common Stock as determined by the Committee.

      (b) At the time a Restricted Unit is granted, the Committee shall determine the vesting period. No vesting period shall be less than three years nor greater than 10 years from the date of the grant. The Committee may establish a maximum value for a Restricted Unit at the time of grant.

      (c) If the Restricted Unit is payable in cash, a cash amount equivalent in value to the Fair Market Value of one share of Common Stock on the last day of the vesting period, subject to any maximum value determined by the Committee at the time of grant, shall be paid with respect to each such Restricted Unit granted to a Participant. If the Restricted Unit is payable in shares of Common Stock, one share of Common Stock, subject to any maximum value determined by the Committee at the time of grant, shall be issued with respect to each such Restricted Unit granted to the Participant.

      (d) A Restricted Unit grant may be made subject to such later revisions as the Committee shall deem appropriate to reflect significant unforeseen events such as changes in laws, regulations or accounting practices, or unusual or nonrecurring items or occurrences.

      (e) Restricted Units shall be subject to such other restrictions and conditions as the Committee shall determine.

12. Section 162(m) Awards.

    Without limiting the generality of the foregoing, Restricted Stock, Performance Units and Restricted Units referred to in Sections 8, 10 and 11, respectively, may be granted as awards that satisfy the additional requirements of this Section 12 so as to qualify for exemption as "performance-based compensation" within the meaning of Section 162(m). Any such award shall be designated as a Section 162(m) Award at the time of grant.

      (a) Eligible Class. The eligible class of persons for Section 162(m) Awards shall be all Eligible Persons.

      (b) Performance Goals. A Participant's right to receive any payment with respect to an Incentive Award designated as a Section 162(m) Award shall be determined by the degree Performance Goal(s) is/are achieved. The specific Performance Goal(s) with respect to a Section 162(m) Award must be established by the Committee in accordance with Section 162(m). Notwithstanding anything in the Plan to the contrary (other than Section 14(d)), as and to the extent required by Section 162(m), the Performance Goal(s) must state, in terms of an objective formula or standard, the method of computing the amount of compensation payable to the Participant if the Performance Goal(s) is attained, and must not allow the Committee nor the Board to use its discretion to increase the amount of compensation payable that otherwise would be due upon attainment of the Performance Goal(s).

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      (c) Committee Certification. Before any Section 162(m) Award is paid to a Participant, the Committee must certify in writing (by resolution or otherwise) that the applicable Performance Goal(s) and any other material terms of the Section 162(m) Award were satisfied; provided, however, that a Section 162(m) Award may be paid without regard to the satisfaction of the applicable Performance Goal(s) (and the requirements of Section 162(m)) in the event of a Change in Control as provided in Section 14(d).

      (d) Terms And Conditions of Awards; Committee Discretion to Reduce Awards. The Committee shall have discretion to determine the conditions, restrictions or other limitations, in accordance with the terms of this Plan and Section 162(m), on the payment of individual Section 162(m) Awards. Unless otherwise provided in a Section 162(m) Award agreement, the Committee reserves the right to reduce the amount otherwise payable under a Section 162(m) Award on any basis (including the Committee's discretion).

      (e) Adjustments For Material Changes. As and to the extent permitted by Section 162(m), in the event of (1) a change in corporate capitalization, a corporate transaction or a complete or partial corporate liquidation, or (2) any extraordinary gain or loss or other event that is treated for accounting purposes as an extraordinary item under generally accepted accounting principles, or (3) any material change in accounting policies or practices affecting the Company and/or the Performance Goal(s), then, to the extent any of the foregoing events was not anticipated at the time the Performance Goal(s) was established, the Committee may make adjustments to the Performance Goal(s), based solely on objective criteria, so as to neutralize the effect of the event on the applicable Section 162(m) Award.

      (f)  Interpretation. It is the intent of the Company that the Section 162(m) Awards satisfy, and be interpreted in a manner that satisfy, the applicable requirements of Section 162(m), including the requirements for performance-based compensation under Section 162(m)(4)(C), so that the Company's tax deduction for remuneration in respect of such an award for services performed by employees of the Company who are subject to Section 162(m) is not disallowed in whole or in part by the operation of such Code section. If any provision of this Plan otherwise would frustrate or conflict with the intent expressed in this Section 12, that provision, to the extent possible, shall be interpreted and deemed amended so as to avoid such conflict. To the extent of any remaining irreconcilable conflict with such intent, such provision shall be deemed void as applicable to such employees with respect to whom such conflict exists. Nothing herein shall be interpreted so as to preclude any Eligible Person from receiving an award that is not a Section 162(m) Award.

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13. Limits on Awards.

    The maximum number of shares of Common Stock or stock units underlying Incentive Awards that may be granted to any Eligible Person during any period of five consecutive fiscal years of the Company, beginning with fiscal year 2002, shall not exceed an average of 1,000,000 shares per year, either individually or in the aggregate, with respect to all such types of awards, with such number of shares subject to adjustment on the same basis as provided in Section 14. To the extent required by Section 162(m), awards subject to the foregoing limit that are cancelled shall not again be available for grant under this limit. The maximum dollar amount of cash compensation in respect of Performance Units that may be paid to any Eligible Person during any period of five consecutive fiscal years of the Company, beginning with fiscal year 2002, shall not exceed an average of $5,000,000 per year.

14. Adjustment Provisions.

      (a) Subject to Section 14(b), if the outstanding shares of Common Stock of the Company are increased, decreased, or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to such shares of Common Stock, through merger, consolidation, spin off, sale of all or substantially all the property of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution with respect to such shares of Common Stock, or other securities, the Committee may make an appropriate and proportionate adjustment in (1) the maximum number and kind of shares provided in Section 3, (2) the maximum number and kind of shares provided in Section 13, (3) the number and kind of shares, units, or other securities subject to then-outstanding Incentive Awards, and (4) the exercise or other price for each share or unit subject to then-outstanding Incentive Awards without change in the aggregate purchase price or value as to which such Incentive Awards remain exercisable or subject to restrictions.

      (b) Notwithstanding the provisions of Section 14(a), upon dissolution or liquidation of the Company or upon a reorganization, merger, or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation or survives as a subsidiary of another corporation, or upon the sale of all or substantially all the property of the Company, all Incentive Awards then outstanding under the Plan will be fully vested and exercisable and all restrictions will immediately cease, unless provisions are made in connection with such transaction for the continuance of the Plan or the assumption or the substitution for such Incentive Awards of new incentive awards covering the stock of a successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices.

      (c) Adjustments under Sections 14(a) and (b) will be made by the Committee, whose determination as to what adjustments will be made and the extent thereof will be final, binding and conclusive. No fractional interest will be issued under the Plan on account of any such adjustments.

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      (d) Notwithstanding any provision herein to the contrary, in the event a Change of Control occurs, (1) all Options held by Directors will be fully vested and any restrictions upon exercise in Section 7 will immediately cease, and (2) the Committee may, in its sole discretion, without obtaining shareholder approval, take any one or more of the following actions with respect to all Participants other than Directors:

        (A) Accelerate the vesting and/or performance periods of, or where applicable make fully payable, any outstanding Incentive Awards;

        (B) Determine that all or any portion of conditions and/or restrictions associated with any Incentive Award have been met;

        (C) Grant a cash bonus award to any of the holders of outstanding Options, except the holders of outstanding Options that meet the requirements of Section 162(m);

        (D) Grant Appreciation Rights to holders of outstanding Options;

        (E) Pay cash to any or all Option holders in exchange for the cancellation of their outstanding Options;

        (F) Make any other adjustments or amendments to the Plan and outstanding Incentive Awards and substitute new Incentive Awards.

15. General Provisions.

      (a) Nothing in the Plan or in any instrument executed pursuant to the Plan will confer upon any Participant who is an Employee, Director, consultant or advisor any right to continue in the employ or service of the Company or any of its subsidiaries or affect the right of the Company to terminate the employment of any Employee, terminate the consulting or advisory services of any Participant at any time with or without cause, or the right of the Company's shareholders to remove any Director from office in accordance with the Company's Bylaws.

      (b) No shares of Common Stock will be issued or transferred pursuant to an Incentive Award unless and until all then-applicable requirements imposed by federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any stock exchanges upon which the Common Stock may be listed, have been fully met. As a condition precedent to the issuance of shares pursuant to the grant or exercise of an Incentive Award, the Company may require the Participant to take any reasonable action to meet such requirements.

      (c) No Participant and no beneficiary or other person claiming under or through such Participant will have any right, title or interest in or to any shares of Common Stock allocated or reserved under the Plan or subject to any Incentive Award except as to such shares of Common Stock, if any, that have been issued or transferred to such Participant.

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      (d) The Company shall have the right to deduct from any settlement, including the delivery or vesting of Incentive Awards, made under the Plan any federal, state or local taxes of any kind required by law to be withheld with respect to such payments or take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. With respect to an Incentive Award, the Committee may, in its discretion, permit the Participant to satisfy, in whole or in part, any tax withholding obligation which may arise in connection with the exercise of the Incentive Award by electing to have the Company withhold shares of Common Stock having a Fair Market Value equal to the amount of the tax withholding.

      (e) Except with the prior written consent of the Committee, Incentive Awards granted under the Plan, shall not be transferable other than (1) by will or the laws of descent and distribution, (2) pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder, or (3) by gift, and not for value, during the Participant's lifetime to a revocable trust that has the same taxpayer identification number as the Participant and of which the Participant is the trustee, but only if such gift (A) would not result in the Company losing all or any part of the tax deduction to which it would be entitled, (B) does not otherwise adversely affect the interests of the Company as determined by the Committee, and (C) complies with all rules and regulations regarding such gifts established by the Company from time to time. The Committee in its own discretion may permit other transfers of Incentive Awards and may establish guidelines pursuant to which other transfers will be permissible.

      (f)  The Company may make a loan to a Participant in connection with the exercise of an Option in an amount not to exceed the aggregate exercise price of the Option being exercised and the amount of any federal and state taxes payable in connection with such exercise for the purpose of assisting such Participant to exercise such Option. Any such loan may be secured by shares of Common Stock or other collateral deemed adequate by the Committee and will comply in all respects with all applicable laws and regulations. The Committee may adopt policies regarding eligibility for such loans, the maximum amounts thereof and any terms and conditions not specified in the Plan upon which such loans will be made. Such loans will bear interest at a rate determined by the Committee.

      (g) The forms of Incentive Awards granted under the Plan may contain such other provisions as the Committee may deem advisable.

16. Termination of Incentive Awards

      (a) Unless otherwise determined by the Committee, an Appreciation Right or an Option held by a person who was an Employee at the time such Appreciation Right or Option was granted will expire immediately if and when such person ceases to be an Employee, except as follows:

        (1) If the employment of an Employee is terminated by the Company other than for cause, for which the Company will be the sole judge, then the Appreciation Rights and Options will expire three months thereafter unless by their terms they expire sooner. During said period, the Appreciation Rights and Options may be exercised in accordance with their terms, but only to the extent exercisable on the date of termination of employment.

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        (2) If the Employee retires at normal retirement age as determined by the Company from time to time, retires with the consent of the Company at an earlier date or becomes permanently and totally disabled, as determined by the Committee, while employed by the Company, the Appreciation Rights and Options of the Employee will continue to vest, be exercisable and expire in accordance with their terms.

        (3) If an Employee dies while employed by the Company, the Appreciation Rights and Options of the Employee will become fully exercisable as of the date of death and will expire three years after the date of death unless by their terms they expire sooner. If the Employee dies or becomes permanently and totally disabled as determined by the Committee within the three months referred to in subparagraph (1) above, the Appreciation Rights and Options will become fully exercisable as of the date of death or such permanent disability and will expire, in the case of death, one year after the date of such death. In the case of permanent and total disability such Options and Appreciation Rights will expire in accordance with their terms. If the Employee dies or becomes permanently and totally disabled as determined by the Committee subsequent to the time the Employee retires at normal retirement age or retires with the consent of the Company at an earlier date, the Appreciation Rights and Options will fully vest as of the date of death or permanent and total disability and will expire, in the case of death, one year after the date of death. In the case of permanent and total disability, such Appreciation Rights and Options will expire in accordance with their terms.

      (b) Unless otherwise determined by the Committee, in the event an Employee who holds Restricted Stock, Performance Units or Restricted Units (including any such award designated as a Section 162(m) Award) ceases to be an Employee, all such Restricted Stock, Performance Units or Restricted Units subject to restrictions at the time his/her employment terminates will expire, terminate and be cancelled except as follows:

        (1) In the event the holder of Restricted Stock or Restricted Units ceases to be an Employee due to death, all such Restricted Stock or Restricted Units subject to restrictions at the time his/her employment terminates will no longer be subject to said restrictions.

        (2) If an Employee retires at normal retirement age as determined by the Company from time to time or retires with the consent of the Company at an earlier date or becomes permanently and totally disabled as determined by the Committee, all such Restricted Stock, Performance Units or Restricted Units will continue to vest over the applicable vesting or performance period provided that during these periods such Employee does not engage in or assist any business that the Company, in its sole discretion, determines to be in competition with any business conducted by the Company or any of its Business Units.

        (3) In the event a holder of Performance Units ceases to be an Employee prior to the end of a performance period applicable thereto, the Committee in its sole discretion shall determine whether to make any payment to the Participant in respect of such Performance Unit and the timing of such payment, if any.

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      (c) Unless otherwise determined by the Committee, in the event the engagement by the Company of a Participant who is an advisor or consultant, but not an Employee or Director, ceases for any reason (whether terminated by the Company or the Participant), the Participant's unvested Appreciation Rights or Options shall not vest and the Participant's unexercised but vested Appreciation Rights or Options will expire and become unexercisable 90 days after termination. The Participant's Restricted Stock, Performance Units or Restricted Units subject to restrictions at the time the engagement ceases will expire, terminate and be cancelled

      (d) The Committee in its sole discretion may determine that any Participant who is on leave of absence for any reason will be considered as still in the employ or service of the Company with respect to any Incentive Award; provided, however, that such Participant's rights to such Incentive Award during a leave of absence will be limited to the extent to which such Incentive Aware was earned or vested at the commencement of such leave of absence.

17. Amendment and Termination

      (a) The Committee shall have the power, in its discretion, to amend, suspend or terminate the Plan at any time. The Committee may not make amendments to the Plan that increase the benefits available under the Plan in any material respect, including, without limitation, (1) amending the provisions of Section 6(a), (2) increasing the number of shares of Common Stock that may be issued, transferred or exercised pursuant to Incentive Awards under the Plan, or (3) changing the types or terms of Incentive Awards that may be made under the Plan, without the approval of the shareholders of the Company.

      (b) Subject to Section 6(a), the Committee, with the consent of a Participant, may make such modifications in the terms and conditions of an Incentive Award as it deems advisable. Notwithstanding the foregoing, only the Board, with the consent of a Director, may make modifications in the terms and conditions of an Option granted to a Director.

      (c) No amendment, suspension or termination of the Plan will, without the consent of the Participant, alter, terminate, impair or adversely affect any right or obligation under any Incentive Award previously granted under the Plan.

18. Effective Date of the Plan and Duration of the Plan.

    This Plan will become effective upon adoption by the Board subject to approval by the holders of a majority of the shares which are represented in person or by proxy and entitled to vote on the subject at the Annual Meeting of Shareholders of the Company to be held on October 10, 2001 (or on such other date as may be determined by the Board). Unless previously terminated, the Plan will terminate on October 10, 2011 except with respect to Incentive Awards then outstanding.

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Appendix B

TENET HEALTHCARE CORPORATION
2001 ANNUAL INCENTIVE PLAN

1.  Purpose

    The purpose of the Tenet Healthcare Corporation 2001 Annual Incentive Plan is to provide an incentive to enhance shareholder value and promote the attainment of significant business objectives of the Company by basing a portion of a selected Employee's compensation on the performance of such Employee, the Company and/or a Business Unit.

2.  Definitions

      (a) "Award" means any annual incentive award, payable in cash, made under the Plan, which award may be based on (1) the change (measured as a percentage or an amount) in or of any one Performance Criterion or two or more Performance Criteria from one measurement period to another, (2) the difference (measured as a percentage or an amount) between (A) a specified target or budget amount of any one Performance Criterion or two or more Performance Criteria and (B) the actual amount of that Performance Criterion or two or more Performance Criteria, during any measurement period, (3) the extent to which a specified target or budget amount for any one Performance Criterion or two or more Performance Criteria is met or exceeded during any measurement period, or (4) any other award, including a discretionary award, that may be paid from time to time under the Plan.

      (b) "Award Schedule" means the Award Schedule established pursuant to Section 5.

      (c) "Board" means the Board of Directors of the Company.

      (d) "Business Unit" means any existing or future facility, region, division, group, subsidiary or other unit within the Company.

      (e) "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute and the regulations promulgated thereunder, as it or they may be amended from time to time.

      (f)  "Code Section 162(m) Award" means an Award intended to satisfy the requirements of Code Section 162(m) and designated as such in an Award Agreement.

      (g) "Committee" means the Compensation Committee of the Board.

      (h) "Company" means Tenet Healthcare Corporation, a Nevada corporation.

      (i)  "Covered Employee" means a Covered Employee within the meaning of Code Section 162(m)(3) or a person designated as a Covered Employee by the Committee.

      (j)  "Employee" means any executive officer or other employee of the Company, or of any of its Business Units.

      (k) "Participant" means any Employee selected to receive an Award pursuant to the Plan for any Year.

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      (l)  "Performance Criterion" and "Performance Criteria" means any one or more of the following performance measures, taken alone or in conjunction with each other, each of which may be adjusted by the Committee to exclude the before-tax or after-tax effects of any significant acquisitions or dispositions not included in the calculations made in connection with setting the Performance Criterion or Performance Criteria for the related Award:

      (1)
      (A) Basic or diluted earnings per share of common stock, which may be calculated (i) as income calculated in accordance with Section 2(l)(1)(D), divided by (x) the weighted average number of shares, in the case of basic earnings per share, and (y) the weighted average number of shares and share equivalents of common stock, in the case of diluted earnings per share, or (ii) using such other method as may be specified by the Committee;

      (B)
      Cash flow, which may be calculated or measured in any manner specified by the Committee;

      (C)
      Economic value added, which is after-tax operating profit less the annual total cost of capital;

      (D)
      Income, which may include, without limitation, net income and operating income and may be calculated or measured (i) before or after income taxes, including or excluding interest, depreciation and amortization, minority interests, extraordinary items and other material non-recurring items, discontinued operations, the cumulative effect of changes in accounting policies and the effects of any tax law changes; or (ii) using such other method as may be specified by the Committee;

      (E)
      Quality of service and/or patient care which may be measured by (i) the extent to which the Company achieves pre-set quality objectives including, without limitation, patient satisfaction objectives, or (ii) such other method as may be specified by the Committee;

      (F)
      Return measures (including, but not limited to, return on assets, capital, equity, or sales), which may be calculated or measured in any manner specified by the Committee; or

      (G)
      The price of the Company's common or preferred stock (including, but not limited to, growth measures and total shareholder return), which may be calculated or measured in any manner specified by the Committee.

      (2)
      Except for Code Section 162(m) Awards, any other criteria related to performance, including the performance of one or more of the Business Units, individual performance or any other category of performance selected by the Committee.

      (m) "Performance Goals" means the performance objectives with respect to one Performance Criterion or two or more Performance Criteria established by the Committee for the Company, a Business Unit or an individual for the purpose of determining whether, and the extent to which, payments will be made for that Year or other measurement period with respect to an Award under the Plan.

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      (n) "Plan" means the Tenet Healthcare Corporation 2001 Annual Incentive Plan as set forth herein, as it has been or may be amended and/or restated from time to time.

      (o) "Target Award" means the amount, which may be expressed as a dollar amount or as a percentage of a Participant's salary, payable to a Participant when actual performance with respect to any one Performance Criterion or any two or more Performance Criteria equals the Performance Goals for that Performance Criterion or those Performance Criteria established by the Committee.

      (p) "Year" means the Company's fiscal year.

3.  Administration

      (a) The Plan shall be administered by the Committee, which will consist of two or more persons (1) who satisfy the requirement of a "nonemployee director" for purposes of Rule 16b-3 under the Exchange Act, and (2) who satisfy the requirements of an "outside director" for purposes of Code Section 162(m). The Committee's determinations under the Plan need not be uniform and may be made by it selectively among persons who receive or are eligible to receive Awards under the Plan, whether or not any Awards are the same or such persons are similarly situated. Without limiting the generality of the foregoing, the Committee will be entitled, among other things, to make non-uniform and selective determinations and to establish non-uniform and selective Performance Criterion, Performance Criteria, Performance Goals, the weightings thereof, and Target Awards. Whenever the Plan refers to a determination being made by the Committee, it shall be deemed to mean a determination by the Committee in its sole discretion. Without limiting the generality of the foregoing, the Committee may establish a Target Award for any Participant based on any one Performance Criterion or any two or more Performance Criteria.

      (b) It is the intent of the Company that this Plan and Code Section 162(m) Awards hereunder satisfy, and be interpreted in a manner that satisfy, in the case of Participants who are or may be Covered Employees, the applicable requirements of Code Section 162(m), including the administration requirement of Code Section 162(m)(4)(C), so that the Company's tax deduction for remuneration in respect of Code Section 162(m) Awards for services performed by such Covered Employees is not disallowed in whole or in part by the operation of such Code section. If any provision of this Plan would otherwise frustrate or conflict with the intent expressed in this Section, that provision, to the extent possible, shall be interpreted and deemed amended so as to avoid such conflict. To the extent of any remaining irreconcilable conflict with such intent, such provision shall be deemed void as applicable to Covered Employees with respect to whom such conflict exists. Nothing herein shall be interpreted so as to preclude a Participant who is or may be a Covered Employee from receiving an Award that is not a Code Section 162(m) Award.

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      (c) The Committee shall have the discretion, subject to the limitations described herein, including in Section 4 below relating to Code 162(m) Awards, to, among other actions, (1) determine the Plan Participants; (2) determine who will be treated as a Covered Employee and designate whether an Award will be a Code Section 162(m) Award; (3) determine the measurement period; (4) determine Performance Criterion, Performance Criteria, Performance Goals and Target Awards for each Year or other measurement period; (5) determine how Performance Criteria or Performance Criteria will be calculated and/or adjusted; (6) establish an Award Schedule; (7) establish performance thresholds for the payment of any Awards; (8) determine whether and to what extent the Performance Goals have been met or exceeded; (9) pay discretionary Awards, including awards from an exceptional performance fund, as may be appropriate in order to assure the proper motivation and retention of personnel and attainment of business goals; (10) make adjustments to Performance Goals and thresholds; and (11) determine the total amount of funds available for payment of Awards with respect to each Year or other measurement period.

      (d) Subject to the provisions of the Plan, the Committee shall be authorized to interpret the Plan, make, amend and rescind such rules as it deems necessary for the proper administration of the Plan, make all other determinations necessary or advisable for the administration of the Plan and correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems desirable to carry the Plan into effect. Any action taken or determination made by the Committee shall be conclusive and binding on all parties. In the event of any conflict between an Award Schedule and the Plan, the terms of the Plan shall govern.

4.  Code Section 162(m) Awards

    A Participant who is or may be a Covered Employee may receive a Code Section 162(m) Award and/or an Award that is not a Code Section 162(m) Award. Notwithstanding anything elsewhere in the Plan to the contrary, as and to the extent required by Code Section 162(m), the grant of a Code Section 162(m) Award to a Participant must state, in terms of an objective formula or standard, the method of computing the amount of compensation payable to each Covered Employee and must preclude discretion to increase the amount of compensation payable that would otherwise be due upon attainment of such goals. All determinations made by the Committee pursuant to Section 3 above related to a Code Section 162(m) Award will be made in a timely manner, as required by Code Section 162(m). An Award Schedule for a Covered Employee shall set forth for each Code Section 162(m) Award, the terms and conditions applicable to the Award, as determined by the Committee, not inconsistent with the terms of the Plan, and shall specify that such Award is a Code Section 162(m) Award. Before any Code Section 162(m) Award is paid, the Committee shall certify that the Performance Goals and any other material terms of such Award has been satisfied. Notwithstanding the foregoing, the Performance Criteria with respect to Code Section 162(m) Awards shall be limited to the Performance Criteria set forth in Section 2(l)(1).

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5.  Awards

    The Committee may establish a Performance Criterion and/or two or more Performance Criteria and Performance Goals for each Year or other measurement period. If the Committee establishes two or more Performance Criteria, the Committee may in its discretion determine the weight to be given to each Performance Criteria in determining Awards. The Committee shall establish an Award Schedule for each Participant for each Year, which Award Schedule shall set forth the Target Award for such Participant payable at specified levels of performance, based on the Performance Goal for each Performance Criterion and the weighting, if any, established for such criterion. The Committee may vary the Performance Criteria, Performance Goals and weightings, if any, from Participant to Participant, Award to Award, Year to Year and measurement period to measurement period.

6.  Eligible Persons

    Any Employee who is a key Employee in the judgment of the Committee shall be eligible to participate in the Plan. Board members who are not Employees are not eligible to participate in the Plan. No Employee shall have a right to be selected to participate in the Plan, or, having once been selected, to be selected again, or, to continue as an Employee.

7.  Amount Available for Awards

    The Committee shall determine the amount available for payment of Awards in any Year or any other measurement period. Notwithstanding anything else in this Plan to the contrary, the aggregate maximum amount that may be paid to a Participant during any Year with respect to all Awards under the Plan shall be $10,000,000.

8.  Determination of Awards

      (a) The Committee shall select the Participants and determine which Participants, if any, are to be treated as Covered Employees and which Awards, if any, are to be Code Section 162(m) Awards. Except in the case of Code Section 162(m) Awards, the Committee shall determine the actual Award to each Participant for each Year or other measurement period, taking into consideration, as it deems appropriate, the performance of the Company and/or a Business Unit, as the case may be, for the Year or other measurement period in relation to the Performance Goals theretofore established by the Committee, and the performance of the respective Participants during the Year or other measurement period. The fact that an Employee is selected as a Participant for any Year or other measurement period shall not mean that such Employee necessarily will receive an Award for that Year or other measurement period. Notwithstanding any other provisions of the Plan to the contrary, the Committee may make discretionary Awards as it sees fit under the Plan, except in the case of Code Section 162(m) Awards, which may be adjusted only downward.

      (b) Code Section 162(m) Awards shall be determined according to a Covered Employee's Award Schedule based on the level of performance achieved and such Covered Employee's Target Award. All such determinations regarding the achievement of Performance Goals and the determination of actual Code Section 162(m) Awards will be made by the Committee; provided, however, that the Committee may decrease, but not increase, the amount of the Code Section 162(m) Award that otherwise would be payable.

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9.  Distribution of Awards

      (a) Unless otherwise determined by the Committee, Awards under the Plan for a particular Year or other measurement period shall be paid as soon as practicable after the end of that Year, unless the time of payment is otherwise specified in an Award Schedule.

      (b) To the extent that the Company's tax deduction for remuneration in respect of the payment of an Award to a Covered Employee would be disallowed under Code Section 162(m) by reason of the fact that such Covered Employee's applicable employee remuneration, as defined in Code Section 162(m)(4), either exceeds or, if such Award were paid, would exceed the $1,000,000 limitation in Code Section 162(m)(1), the Committee may, in its sole discretion, defer the payment of such Award; provided that the Committee may at any time accelerate the payment of previously deferred Awards. Deferred awards will be deemed credited at a rate determined by the Committee from time to time.

10. Termination of Employment

    A Participant must be actively employed by the Company on the date the amount payable with respect to his/her Award is determined by the Committee (the "Determination Date") in order to be entitled to payment of any Award for that Year or other measurement period. In the event active employment of a Participant shall be terminated before the Determination Date for any reason other than discharge for cause or voluntary resignation, such Participant may receive such portion of his/her Award for the Year or other measurement period as may be determined by the Committee. A Participant discharged for cause shall not be entitled to receive any Award for the Year or other measurement period. A Participant who voluntarily resigns prior to the Determination Date shall not be entitled to receive payment of any Award for the Year or for any past measurement period, including any amount with respect to the portion of any Award remaining to be paid over more than one Year or other measurement period, unless otherwise determined by the Committee.

11. Miscellaneous

      (a) Nonassignability. No Award will be assignable or transferable without the written consent of the Committee in its sole discretion, except by will or by the laws of descent and distribution.

      (b) Withholding Taxes. Whenever payments under the Plan are to be made, the Company will withhold therefrom an amount sufficient to satisfy any applicable governmental withholding tax requirements related thereto.

      (c) Amendment or Termination of the Plan. The Committee may at any time amend, suspend or discontinue the Plan, in whole or in part. The Committee may at any time alter or amend any or all Award Schedules under the Plan to the extent permitted by law. No such action may be effective with respect to any Code Section 162(m) Award to any Covered Employee without approval of the Company's shareholders if such approval is required by Code Section 162(m)(4)(C).

      (d) Other Payments or Awards. Nothing contained in the Plan will be deemed in any way to limit or restrict the Company from making any Award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

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      (e) Payments to Other Persons. If payments are legally required to be made to any person other than the person to whom any amount is available under the Plan, payments will be made accordingly. Any such payment will be a complete discharge of the liability of the Company.

      (f)  Limits of Liability.

        (1) Any liability of the Company to any Participant with respect to an Award shall be based solely upon the obligations, if any, created by the Plan and the Award Schedule.

        (2) Neither the Company, nor any member of its Board or of the Committee, nor any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability to any party for any action taken or not taken in good faith under the Plan.

      (g) Rights of Employees.

        (1) Status as an Employee eligible to receive an Award under the Plan shall not be construed as a commitment that any Award will be made under this Plan to such Employee or to other such Employees generally.

        (2) Nothing contained in this Plan or in any Award Schedule (or in any other documents related to this Plan or to any Award or Award Schedule) shall confer upon any Employee or Participant any right to continue in the employ or other service of the Company or constitute a contract or limit in any way the right of the Company to change such person's compensation or other benefits or to terminate the employment or other service of such person with or without cause.

      (h) Section Headings. The section headings contained herein are for the purposes of convenience only, and in the event of any conflict, the text of the Plan, rather than the section headings, will control.

      (i)  Invalidity. If any term or provision contained herein will to any extent be invalid or unenforceable, such term or provision will be reformed so that it is valid, and such invalidity or unenforceability will not affect any other provision or part hereof.

      (j)  Applicable Law. The Plan, Awards and Award Schedules and all actions taken hereunder or thereunder shall be governed by, and construed in accordance with, the laws of the state of Nevada without regard to the conflict of law principles thereof.

      (k) Effective Date. The Plan will become effective upon adoption by the Board, subject to approval by the affirmative vote of a majority of the shares represented in person or by proxy and entitled to vote on the matter at the Company's Annual Meeting of Shareholders to be held on October 10, 2001 (or such other date as shall be determined by the Board).

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VOTE BY TELEPHONE OR INTERNET
24 HOURS A DAY, 7 DAYS A WEEK

TELEPHONE 800-607-9423	INTERNET http://proxy.shareholder.com/thc	MAIL

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the simple directions.
	Use the Internet to vote your proxy. Have your proxy card in hand when you access the website. You will be prompted to enter your control number, located in the box below, to create an electronic ballot.	Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided.

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned the proxy card.	If you have submitted your proxy by telephone or the Internet there is no need for you to mail back your proxy.

CALL TOLL-FREE TO VOTE • IT'S FAST AND CONVENIENT
800-607-9423	CONTROL NUMBER FOR TELEPHONE OR INTERNET VOTING
DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET
1.	Election of the following nominees as Directors:	FOR all nominees listed below.	/ /	WITHHOLD AUTHORITY to vote for all nominees listed below.	/ /	*Exceptions	/ /
Nominees: (1) Sanford Cloud, Jr., (2) Maurice J. Dewald, (3) J. Robert Kerrey
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and strike a line through that nominee's name.)

2.	Proposal to approve the Tenet Healthcare Corporation 2001 Stock Incentive Plan.						4.	Proposal to ratify the selection of KPMG LLP as independent auditors for the fiscal year ending May 31, 2002.
	FOR	/ /	AGAINST	/ /	ABSTAIN	/ /		FOR	/ /	AGAINST	/ /	ABSTAIN	/ /
3.	Proposal to approve the Tenet Healthcare Corporation 2001 Annual Incentive Plan.								If you agree to access our Annual Report and Proxy Statement electronically in the future, please mark this box.				/ /
	FOR	/ /	AGAINST	/ /	ABSTAIN	/ /				Change of Address Mark Here	/ /

Please mark, date and sign as your name(s) appear(s) to the left and return in the enclosed envelope. If acting as an executor, administrator, trustee, guardian, etc., you should so indicate when signing. If the signer is a corporation, please sign in full corporate name by duly authorized officer. If shares are held jointly, each shareholder named should sign.
	Date	, 2001
Signature
Signature
Please Complete, Sign, Date and Return this Proxy Card Promptly Using the Enclosed Envelope.	Votes MUST be indicated (X) in Black or Blue ink.	X

        YOUR VOTE IS IMPORTANT TO THE COMPANY, WHETHER YOU OWN FEW OR MANY SHARES! Please vote in one of these ways: (1) use the toll-free telephone number shown on the reverse side, (2) visit the web site noted on the reverse side, or (3) mark, sign, date and promptly return the attached proxy card. If you attend the Annual Meeting, you may, if you wish, withdraw your proxy and vote in person.

    TENET HEALTHCARE CORPORATION

    Proxy — Solicited by the Board of Directors

    The undersigned hereby appoints Jeffrey C. Barbakow, Christi R. Sulzbach and Richard B. Silver, and each of them, proxies of the undersigned, with power of substitution, to represent the undersigned and to vote all shares of Tenet Healthcare Corporation that the undersigned would be entitled to vote at the Annual Meeting of Shareholders to be held on October 10, 2001, and any adjournments thereof, on the items set forth on the reverse hereof and on such other business as properly may come before the meeting.

    The shares represented by this proxy will be voted as directed by the shareholder. If no direction is given when the duly authorized proxy is returned, such shares will be voted "FOR ALL NOMINEES" in Item 1, "FOR" Item 2, "FOR" Item 3 and "FOR" Item 4.

    The Board of Directors recommends a vote "FOR ALL NOMINEES" in Item 1, "FOR" Item 2, "FOR" Item 3 and "FOR" Item 4.

(Please sign on reverse side and return promptly.)

TENET HEALTHCARE CORPORATION P.O. BOX 11336 NEW YORK, N.Y. 10203-0336

QuickLinks

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
STOCK OWNERSHIP
AUDIT COMMITTEE REPORT
Fees Paid To Independent Auditors
COMPENSATION OF EXECUTIVE OFFICERS SUMMARY COMPENSATION TABLE
OPTION GRANTS IN FISCAL YEAR 2001
OPTION EXERCISES AND YEAR-END VALUE TABLE May 31, 2001
PENSION PLAN TABLE Supplemental Executive Retirement Plan
COMPENSATION COMMITTEE REPORT
COMMON STOCK PERFORMANCE GRAPH
Comparison of Five Year Cumulative Total Return
EMPLOYMENT AGREEMENTS
RELATED PARTY TRANSACTIONS
SHARES OWNED BY CERTAIN SHAREHOLDERS
DATE FOR RECEIPT OF SHAREHOLDER PROPOSALS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Appendix A
TENET HEALTHCARE CORPORATION 2001 STOCK INCENTIVE PLAN
Appendix B
TENET HEALTHCARE CORPORATION 2001 ANNUAL INCENTIVE PLAN